JANICE M. MURRAY (099996)
ROBERT A. FRANKLIN  (091653)
MURRAY & MURRAY
A Professional Corporation
19330 Stevens Creek Blvd.
Cupertino, CA 95014-2526
(650) 852-9000; (408) 907-9200
(650) 852-9244 (Facsimile)

Attorneys for Debtor




                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION


In re:                                          )    Case No. 01-32123 SFC11
                                                )
At Comm Corporation, a Delaware                 )    Chapter 11
corporation                                     )
aka @Comm Corporation,                          )
fka Xiox Corporation                            )
                                                )
                                   Debtor.      )
                                                )
EIN:  95-3824750                                )
                                                )
------------------------------------------------


                   DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT

                            (Dated November 12, 2002)



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                                               TABLE OF CONTENTS
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SUMMARY OF PLAN TREATMENT......................................................................................1
1.   INTRODUCTION..............................................................................................4
2.   DISCLAIMER................................................................................................5
3.   DEFINITIONS...............................................................................................6
4.   VOTING INSTRUCTIONS.......................................................................................6
5.   CREDITORS' COMMITTEE RECOMMENDS ACCEPTANCE OF PLAN........................................................7
6.   NATURE OF BUSINESS AND CORPORATE BACKGROUND...............................................................8
7.   REASON FOR SEEKING RELIEF................................................................................11
8.   PRE-FILING TRANSACTIONS WITH INSIDERS....................................................................11
9.   ASSETS, LIABILITIES AND EQUITY...........................................................................13
         9.1     Balance Sheet................................................................................13
         9.2     Liabilities..................................................................................13
                 (a)      Administrative Expense Claims.......................................................13
                 (b)      Tax Claims..........................................................................14
                 (c)      Priority Claims (Class 1)...........................................................14
                 (d)      Current Employee Claims (Class 2)...................................................14
                 (e)      WARN Act Claims (Class 3)...........................................................14
                 (f)      Unsecured Claims....................................................................14
                 (g)      Equity..............................................................................15
10.  SIGNIFICANT EVENTS DURING CHAPTER 11.....................................................................15
11.  CREDITORS' COMMITTEE.....................................................................................17
12.  EMPLOYEE STOCK PLANS.....................................................................................17
         12.1    Old Stock Plans..............................................................................17
         12.2    New Stock Plans..............................................................................17
13.  COMPANY ROADMAP..........................................................................................17
14.  DESCRIPTION OF PLAN......................................................................................19
         14.1    General......................................................................................19
         14.2    Negotiations with the Creditors' Committee...................................................19
         14.3    Designation of Claims and Interests Under the Plan...........................................20
         14.4    Treatment of Unclassified Claims.............................................................20
                 (a) Allowed Administrative Claims............................................................20
                 (b) Tax Claims...............................................................................21
         14.5    Treatment of Unimpaired Classes..............................................................21
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                 (a)      Class 1 Claims (Priority Claims)....................................................21
                 (b)      Class 2 Claims (Current Employee Claims)............................................21
          14.6   Treatment of Impaired Classes................................................................21
                 (a)      Class 3 Claims (WARN Act Claims)....................................................21
                 (b)      Class 4 Claims (Allowed Unsecured Claims of $3,000 or Less).........................22
                 (c)      Class 5 Claims (Allowed Unsecured Claims Greater than $3,000).......................22
                 (d)      Class 6 Interests (Old Series B Preferred Stock)....................................23
                 (e)      Class 7 Interests (Old Series C Preferred Stock)....................................23
                 (f)      Class 8 Interests (Old Common Stock)................................................23
                 (g)      Class 9 Interests (Old Options and Warrants)........................................23
15.   MEANS FOR IMPLEMENTATION OF THE PLAN....................................................................23
         15.1    Fund I.......................................................................................23
         15.2    Fund II......................................................................................23
         15.3    New Preferred Stock..........................................................................23
         15.4    New Common Stock.............................................................................24
         15.5    Restrictions on New Preferred Stock and New Common Stock.....................................25
         15.6    Employee Stock...............................................................................26
         15.7    Securities Law Compliance....................................................................27
         15.8    Equity Structure After the Effective Date....................................................27
         15.9    Sale of the Reorganized Company..............................................................27
         15.10   Distribution of Voting Power Among Classes of Securities.....................................28
         15.11   Employee Bonus Pool..........................................................................30
         15.12   Management Contracts.........................................................................31
         15.13   Funds on the Effective Date..................................................................31
         15.14   Distributions Under the Plan.................................................................32
         15.15   Unclaimed Distributions......................................................................32
         15.16   Operations of the Reorganized Company........................................................32
         15.17   Board of Directors of the Reorganized Company................................................32
         15.18   Conditions to Confirmation...................................................................33
         15.19   Conditions to the Effective Date.............................................................34
         15.20   Waiver of Conditions to Confirmation and Conditions to the Effective Date....................34
         15.21   Responsible Person...........................................................................34
         15.22   Expedited Procedure for Compromise of Controversy, Sale or Abandonment.......................35
         15.23   Corporate Formalities........................................................................36
         15.24   Compensation and Reimbursement of Professionals..............................................36
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         15.25   Amendment of Charter to Prohibit the Issuance of Non-Voting Equity Securities................36
         15.26   Further Orders...............................................................................37
16.   RISK FACTORS............................................................................................37
         16.1    Certain Bankruptcy Considerations............................................................37
         16.2    Potential Effects of a Prolonged Chapter 11 Proceeding.......................................37
         16.3    Risks Relating to the Projections............................................................37
         16.4    Competitive Conditions.......................................................................38
         16.5    Reduced Revenues and General Economic Risks..................................................38
         16.6    Rapid Technological Risks....................................................................39
         16.7    Dependence on the Network of Value-Added Resellers (VARs)....................................39
         16.8    Risks of Inability to Expand its Sales and Distribution Channels.............................39
         16.9    Risks of Software Errors or Defects..........................................................39
         16.10   Risks of Delays or Difficulties in Product Development.......................................40
17.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................................40
         17.1    Treatment of Executory Contracts and Unexpired Leases........................................40
         17.2    Assumption of Executory Contracts............................................................40
         17.3    Effect of Assumption of Executory Contracts and Unexpired Leases.............................40
         17.4    Adding and Removing Executory Contracts and Unexpired Leases.................................40
         17.5    Default......................................................................................40
         17.6    Rejection of Executory Contracts and Unexpired Leases........................................41
         17.7    Treatment of Executory Contracts and Unexpired Leases........................................41
         17.8    Rejection Claims.............................................................................41
         17.9    Amount of Rejection Claims...................................................................41
18.   PROOFS OF CLAIMS; OBJECTIONS............................................................................42
         18.1    Time for Filing Proofs of Claim..............................................................42
         18.2    Evidence of Claim............................................................................42
         18.3    Time for Filing Objections...................................................................42
         18.4    Disputed Claims; Reserve Accounts............................................................42
         18.5    Distributions................................................................................42
19.   PRESERVATION OF CLAIMS AND RIGHTS.......................................................................42
20.   BEST INTERESTS TEST.....................................................................................43
21.   FEASIBILITY.............................................................................................45
         21.1    Key Assumptions..............................................................................45
22.   POST CONFIRMATION MANAGEMENT AND BOARD OF DIRECTORS.....................................................46
23.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................................................48
         23.1    In General...................................................................................48
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         23.2    Summary of the Plan Structure................................................................49
         23.3    Federal Income Tax Consequences to Holders of Allowed
                 Unsecured Claims.............................................................................49
                 (a)      Creditor's Basis in its Claim.......................................................50
                 (b)      Creditor's Tax Consequences on the Effective Date of the Plan.......................51
                 (c)      Fair Market Value of Stock Received.................................................51
                 (d)      Treatment of Holders of Employee Claims.............................................51
                 (e)      Examples............................................................................51
         23.4    Characterization of Income/Loss and Market Discount..........................................53
         23.5    Allocation of Consideration to Interest......................................................53
         23.6    Treatment of Corporate Distributions and Sales to Holders....................................53
         23.7    Federal Income Tax Treatment of Holders of Interests.........................................54
         23.8    Federal Income Tax Consequences to the Debtor................................................54
                 (a)      General Discussion..................................................................54
                 (b)      Cancellation of Indebtedness........................................................54
                 (c)      Section 382 Limitation on NOL.......................................................55
                 (d)      Backup Withholding..................................................................56
24.   VOTING PROCEDURES AND REQUIREMENTS......................................................................57
         24.1    Ballots and Voting...........................................................................57
         24.2    Creditors and Interest Holders Entitled to Vote..............................................58
         24.3    Impairment...................................................................................58
         24.4    Vote Required for Class Acceptance...........................................................58
         24.5    Classes Deemed to Have Accepted or Rejected the Plan.........................................59
25.   CONFIRMATION............................................................................................59
         25.1    Confirmation Hearing.........................................................................59
         25.2    Confirmation Requirements....................................................................60
         25.3    Confirmation Without Acceptance by All Impaired Classes of Claims or Interests ("Cram Down").61
                 (a)      Secured Claims......................................................................61
                 (b)      Unsecured Claims....................................................................62
                 (c)      Interests...........................................................................62
         25.4    Statutory Compliance.........................................................................62
         25.5    Effect of Confirmation.......................................................................62
                 (a)      Binding Effect......................................................................62
                 (b)      Vesting of Property.................................................................63
                 (c)      Discharge...........................................................................63
                 (d)      Injunction and Release..............................................................63

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                 (e)      Termination of Stock Interests......................................................63
                 (f)      Judgments Null and Void.............................................................64
         25.6    Plan Modification............................................................................64
26.   CONSEQUENCES OF FAILURE TO CONFIRM PLAN.................................................................64
27.   CHAPTER 11 POST-CONFIRMATION REPORTS AND FINAL DECREE...................................................64
         27.1    Post-Confirmation Reports....................................................................64
         27.2    Service of Reports...........................................................................65
         27.3    Final Decree.................................................................................65
28.   RETENTION OF JURISDICTION...............................................................................65
29.   MISCELLANEOUS...........................................................................................66
         29.1    Headings.....................................................................................66
         29.2    Singular/Plural..............................................................................66
         29.3    Gender.......................................................................................67
         29.4    Revocation and Withdrawal....................................................................67
         29.5    Notices......................................................................................67
         29.6    Reservation of Rights........................................................................68
         29.7    Computation of Time Periods..................................................................68
30.   CONCLUSION..............................................................................................69

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                                                    -v-
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                            SUMMARY OF PLAN TREATMENT

                  THIS SUMMARY IS MODIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATION CONTAINED IN THE BALANCE OF THE DISCLOSURE STATEMENT AND THE SPECIFIC PROVISIONS OF THE PLAN OF REORGANIZATION, WHICH PROVISIONS SHALL GOVERN THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS.


          Bankruptcy filing: At Comm Corporation, a Delaware corporation filed its Chapter 11 Bankruptcy Case on August 15, 2001. This Disclosure Statement and the accompanying Plan of Reorganization constitute the Debtor's proposal for a reorganization of its financial affairs.

          Voting Instructions: Accompanying this Disclosure Statement is a Ballot which may be used to vote on the Plan. In order to be timely, Ballots must be received by counsel for the Debtor not later than 5:00 p.m. on December 13, 2002 at

                                    Murray & Murray
                                    A Professional Corporation
                                    Attn:  Janice M. Murray, Esq.
                                    19330 Stevens Creek Blvd.
                                    Cupertino, CA  95014
                                    Telephone:  (650) 852-9000
                                    Facsimile:   (650) 852-9244

          Confirmation Hearing: The Bankruptcy Court has been asked to schedule a hearing to consider confirmation of the Plan. Creditors, Equity Security Holders and parties in interest will receive a separate notice, accompanying this Disclosure Statement, identifying the date, time and place of the Confirmation Hearing, and identifying the requirements for filing and serving objections, if any, to confirmation of the Plan. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or any subsequently adjourned Confirmation Hearing.

          Specific Treatment: A summary of the treatment of the various Classes of Claims and Interests is set forth below:

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Claims/Interests                Treatment
----------------                ---------

Administrative Claims           Administrative  Claims  will  be paid in full on
                                the latest of (i) the Effective Date of the Plan, (ii) upon allowance by the Bankruptcy
                                Court, (iii) in the ordinary course of the Debtor's business or (iv) such other time as may be agreed to by the holder of such Claim.

Tax Claims                      Tax Claims will be paid in cash in not less than
                                quarterly installments commencing on the next quarterly payment date after the Effective Date sufficient to pay such Claims with interest in full over a period not exceeding six (6) years after date of assessment.

Class 1: Priority Claims Priority Claims will be paid in full on the Effective Date of the Plan.

Class 2: Current Employee Claims Current employees of the Debtor will receive their accrued time off in the ordinary course of business in satisfaction of their Class 2 Claims.

Class 3:  WARN Act Claims       Holders  of Class 3  Claims  will  receive  as a
                                Class  (i)  a   priority   claim  in  the  total
                                aggregate amount of $15,000 to be shared equally
                                by the holders of Class 3 Claims,  approximately
                                $137  per  Class 3  Claimant,  to be paid on the
                                Effective  Date of the Plan;  (ii) $25,000 to be
                                paid to  Lankenau & Miller,  Class  Counsel  for
                                Class  3   Claimants;   and  (iii)  an   allowed
                                unsecured  claim  in  the  aggregate  amount  of
                                $120,000 to be shared  equally by the holders of
                                Class  3  Claims   (approximately   $1,100   per
                                Claimant)   and   treated  as  Class  4  Claims,
                                resulting in an actual cash distribution of $330 per Claimant.

Class 4:  Unsecured Claims      Holders  of Class 4 Claims  and those  Claimants
          of $3,000 or Less     electing  treatment  under  Class 4, cash in the
                                shall receive amount of 30% of such Claims, not to exceed $900 per Claimant, within thirty (30) days following the Effective Date.

Claims/Interests                   Treatment
----------------                   ---------

Class 5:  Unsecured Claims         Holders of Class 5 Claims will  receive,  Pro
          Greater than $3,000      Rata, the following: (i) $125,000 cash to the
                                   holders  of  Tax   Claims,   Class  1  Claims
                                   provided that the aggregate cash payments and Class 3 Claims do not exceed $104,000; (ii) quarterly payments that will redeem the New
                                   Preferred Stock at the price of $1.00 per share and payable in the amount of the greater of $20,000 or 20% of profits for that fiscal quarter; (iii) one million shares of New Preferred Stock; and (iv) three million shares of Class B Common Stock.

Class 6:  Old Series B Preferred   Holders  of Class 6  Interests  will  receive
          Stock                    nothing under this Plan and their  respective
                                   Interests will be cancelled and extinguished on the Effective Date.



Class 7:  Old Series C Preferred   Holders  of Class 7  Interests  will  receive
          Stock                    nothing under this Plan and their  respective
                                   Interests will be cancelled and extinguished on the Effective Date.


Class 8:  Old Common Stock         Holders  of Class 8  Interests  will  receive
                                   nothing under this Plan and their  respective
                                   Interests will be cancelled and extinguished on the Effective Date.

Class 9:  Old Options & Warrants   Holders  of Class 9  Interests  will  receive
                                   nothing under this Plan and their  respective
                                   Interests will be cancelled and extinguished on the Effective Date.




          The Official Unsecured Creditors' Committee and its counsel have participated in the formulation of the Plan. The Committee endorses the Plan and recommends acceptance of the Plan by Creditors. The Debtor also believes that the Plan will result in the highest and best recovery for, and is in the best interest of, Creditors. Accordingly, the Creditors' Committee and Debtor urge all eligible Creditors to submit their Ballots in favor of the Plan on or before 5:00 p.m. on December 13, 2002.

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                                 1. INTRODUCTION

       1.1 At Comm Corporation, a Delaware corporation ("At Comm" or the "Debtor") submits this Disclosure Statement in connection with the solicitation of acceptances of the DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION (Dated November 12, 2002) (the "Plan"). The Plan is being transmitted to Creditors and Equity Security Holders of the Debtor with this Disclosure Statement. Capitalized terms used herein, if not separately defined, have the meanings assigned to them in the Plan.

       1.2  Chapter  11  sets  forth  the  rules  and  procedures   under  which
financially distressed entities may be reorganized pursuant to a plan of reorganization presented to creditors and shareholders for consideration and approval. Confirmation of the Plan is the culmination of that process.

       1.3 The Plan is being proposed by the Debtor to effect a reorganization of its financial affairs and to maximize the value of its assets for the benefit of Creditors.

       1.4 The Plan sets forth a proposal for the satisfaction, discharge and/or cancellation of all Claims against and Interests in the Debtor. Creditors and Equity Security Holders should thoroughly review both the Plan and the Disclosure Statement before deciding whether to accept or reject the Plan. The purpose of the Disclosure Statement is to provide adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtor and the condition of the Debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of Claims and Interests of the relevant Class to make an informed judgment about the Plan.

       1.5 Before the Debtor's Disclosure Statement may be used in connection with an acceptance or rejection of the Plan, the Bankruptcy Court, after a noticed hearing, must have approved the Disclosure Statement as containing adequate information to enable Creditors, Equity Security Holders and parties in interest to make an informed judgment on whether or not to accept or reject the Debtor's Plan.

       1.6 As set forth in the Order Approving Disclosure Statement enclosed herewith, the Bankruptcy Court approved this Disclosure Statement. The Court's approval of the Disclosure

Statement, however, does not constitute an endorsement of the Plan by the Bankruptcy Court.

       1.7 Creditors and Equity Security Holders should read this Disclosure Statement and the Plan in their entirety prior to voting by way of the enclosed Ballot, which must be completed and returned.

                                  2. DISCLAIMER

       2.1 THIS DISCLOSURE STATEMENT CONTAINS INFORMATION WHICH MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PROPOSED PLAN. PLEASE READ THIS DOCUMENT WITH CARE. FOR THE CONVENIENCE OF CREDITORS AND EQUITY SECURITY HOLDERS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES THIS SUMMARY. IF ANY INCONSISTENCIES EXIST BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. NO REPRESENTATIONS CONCERNING THE DEBTOR, ITS FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTOR OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

       2.2  THE  FINANCIAL   INFORMATION   CONTAINED  HEREIN,  UNLESS  OTHERWISE
INDICATED, IS UNAUDITED; IN ADDITION, BECAUSE OF THE DEBTOR'S FINANCIAL DIFFICULTIES, THE INFORMATION CONTAINED HEREIN MAY BE INCOMPLETE OR INACCURATE. FOR THE FOREGOING REASONS, THE DEBTOR AND ITS PROFESSIONALS ARE UNABLE TO
WARRANT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT ANY INACCURACY. HOWEVER, GREAT EFFORT HAS BEEN MADE TO ENSURE THAT ALL SUCH INFORMATION IS FAIRLY PRESENTED.

       2.3 THE PROFESSIONALS REPRESENTING THE DEBTOR HAVE RELIED UPON INFORMATION PROVIDED BY THE DEBTOR IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT AND HAVE NOT INDEPENDENTLY VERIFIED ALL OF THE INFORMATION CONTAINED HEREIN. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL AND ACCOUNTANT AS TO

LEGAL, TAX AND RELATED MATTERS CONCERNING YOUR CLAIM OR INTEREST.

       2.4  THE  SECURITIES   AND  EXCHANGE   COMMISSION  HAS  NOT  APPROVED  OR
DISAPPROVED THIS DISCLOSURE STATEMENT, OR DETERMINED IF IT IS TRUTHFUL OR COMPLETE.

                                 3. DEFINITIONS

       3.1 All definitions described in Section 2 of the Plan are incorporated herein by reference.

                             4. VOTING INSTRUCTIONS

       4.1 IT IS IMPORTANT THAT YOU EXERCISE YOUR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN. If you are or may be entitled to vote on the Plan, you have been sent a Ballot and instructions for voting with this Disclosure Statement. You should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot sent to you with this Disclosure Statement.

       4.2 To simplify the voting procedure, Ballots have been sent only to all known holders of Claims, including Disputed Claims to which objections may be filed. Ballots have not been sent to holders of Interests for the reasons set forth in Section 4.3 below. The Bankruptcy Code and the Bankruptcy Rules provide that only the holders of Allowed Claims (or Claims which are deemed Allowed) and holders of Allowed Interests (of record on the date the Order Approving Disclosure Statement is entered or another date fixed by the Court) are entitled to vote on the Plan. A Claim to which an objection has been filed is not an Allowed Claim unless and until the Bankruptcy Court rules on the objection. The Bankruptcy Court may temporarily allow a Disputed Claim to which an objection has been filed for purposes of voting on the Plan. Therefore, although the holders of Disputed Claims to which an objection has been filed will receive Ballots, these votes will not be counted unless the Bankruptcy Court temporarily allows such Claims for purposes of voting on the Plan.

       4.3 Class 1 and Class 2 Creditors are not impaired under the Plan and are conclusively presumed to have accepted the Plan. Accordingly, acceptances with respect to Class 1 and Class 2 are not being solicited and no Ballots need be returned by Class 1 and Class 2 Creditors. Class 6, Class 7, Class 8 and Class 9 Interests will receive nothing under the Plan and are deemed to have rejected the Plan. As a result, the vote of holders of Class 6, Class 7, Class 8 and Class 9 Interests is not being solicited and no Ballots need be returned by holders in such Classes. Acceptances of the Plan are therefore being solicited only from Class 3, Class 4 and Class 5 Creditors. Consequently, only these Classes of Creditors need to return their Ballots.

       4.4 The Bankruptcy Court will hold a hearing on the Confirmation of the Plan commencing on the date and at the time and place set forth in the Order Approving Disclosure Statement. The hearing may be adjourned from time to time without notice except as given in open Court.

       4.5 If a party in interest is a member of more than one Class, it will receive a Ballot for each Class. IF YOU ARE A MEMBER OF MORE THAN ONE CLASS, YOU MUST FILL OUT AND RETURN ALL BALLOTS SENT TO YOU FOR YOUR VOTE TO COUNT IN EACH CLASS. AN ACCEPTANCE OR REJECTION OF THE PLAN MAY BE VOTED BY COMPLETING THE BALLOT THAT ACCOMPANIES THE PLAN AND THE DISCLOSURE STATEMENT, AND RETURNING IT NO LATER THAN DECEMBER 13, 2002 TO:

                                 Murray & Murray
                           A Professional Corporation
                          Attn: Janice M. Murray, Esq.
                          19330 Stevens Creek Boulevard
                            Cupertino, CA 95014-2526

IF YOUR BALLOT IS NOT RETURNED BY DECEMBER 13, 2002, IT MAY NOT BE CONSIDERED. BALLOTS WHICH ARE RETURNED BUT NOT PROPERLY EXECUTED WILL NOT BE CONSIDERED. BALLOTS WHICH ARE EXECUTED BUT WHICH FAIL TO INDICATE EITHER ACCEPTANCE OR REJECTION OF THE PLAN WILL BE CONSIDERED AS ACCEPTING THE PLAN.

                       5. CREDITORS' COMMITTEE RECOMMENDS
                               ACCEPTANCE OF PLAN


       5.1 The Official Unsecured Creditors' Committee and its counsel have participated in extensive negotiations and discussions with the Debtor's management and Debtor's counsel regarding the formulation of this Plan. The Committee endorses the Plan and recommends acceptance of the Plan by Creditors. The Debtor also believes that the Plan is in the best interest of Creditors and recommends that Creditors accept the Plan.

                 6. NATURE OF BUSINESS AND CORPORATE BACKGROUND

       6.1 At Comm Corporation is a Delaware Corporation, with offices located in San Mateo, California and Manchester, New Hampshire. On August 15, 2001 At Comm filed its Voluntary Petition under Chapter 11 of the Bankruptcy Code and is presently operating its business as a debtor-in-possession under 11 U.S.C. ss.ss. 1107 and 1108.

       6.2 At Comm, formerly known as Xiox Corporation, was initially formed as a California corporation in September 1982, became a publicly held company in February 1986 and was subsequently reincorporated in Delaware in April 1987. At Comm's current principal place of business is in San Mateo, California.

       6.3 At Comm is in the business of developing and marketing telephone management systems, call accounting systems and related customer maintenance and support, which is primarily technical support and general upgrades. These systems are generally sold through value added resellers to medium and large sized companies. Also, At Comm provides services through its upgrades to its software and to its rate tariff and table subscriptions which entitle the customer to upgrades to the current local and long distance provider tariff rates for their call accounting systems during their subscription period.

       6.4 Historically At Comm's business has operated as two separate segments: a) its telephone management products, and b) the development of a new product line, entitled "Town Square", that addresses the combined telecom and datacom markets.

       6.5 In connection with the Debtor's telemanagement products, the Debtor develops hardware and software solutions, and obtains and resells third party hardware to provide solutions to supplement legacy PBX implementations. These systems are sold and supported through a channel partner model. Selected products and services are also offered directly to end user customers.

       6.6 In May 2000, At Comm introduced Town Square, a new and fully integrated business communications system, about the size of a VCR that redefines the playing field of voice and data communications for small businesses. Town Square introduced a new level of affordable, simple-
to-use enterprise-class telephone, call processing, and Internet communications to millions of small businesses. This product fills the voice and data communications needs of small businesses with a one-stop solution, enabling small businesses to quickly acquire and apply integrated communications capabilities to their business processes in order to effectively compete with larger companies. Shipments of Town Square communications systems to VARs began in June 2000. Marketing and development of this product was suspended on April 30, 2001.

       6.7 In addition to providing telephone technical support to the channel partners and end user customers for systems under valid support agreements, At Comm provides an option for its customers and dealers for system installation and training associated with familiarizing customers with systems. At Comm renews support agreements for customers on an annual basis. Renewal entitles a customer to unlimited access to At Comm's Product Support Center and receipt of any product enhancements or bug fixes throughout the year. At Comm provides end users with call costing rate tables under annual tariff subscriptions. These rate tables provide the end user with current telephone tariffs to generate accurate call rating. At Comm offers several rate table options, based on the complexity of the customer's telecommunications environment. At Comm also offers enhancements to and in support of tariff subscriptions after the first year of use. Revenue from customer support and rate tariff table subscriptions is deferred over the period of the agreements.

       6.8 At Comm operates in an ever changing environment, characterized by rapid technology change, as well as changes in customer requirements and preferences. Most of At Comm's competitors have substantially greater financial, marketing and technology resources than it does. At Comm believes that its future results will depend largely on the ability to offer products that compete favorably with respect to price, reliability, performance, range of useful features, continuing product enhancements, reputation and training.

       6.9 During September and October 1997, At Comm raised $3,000,000 in a private placement of common stock. At Comm raised approximately $9,539,945 through the issuance of the At Comm's Series A preferred, convertible stock in September and October, 1998. During 1999, At Comm raised approximately $7.5 million through the issuance of At Comm's Series B preferred, convertible stock to fund the development of the Town Square product line. A second closing occurred in February 2000 in which an additional $12.9 million of Series B preferred stock was sold. By May 23, 2000, all of At Comm's outstanding shares of Series A preferred stock were converted to common stock. In December 2000, At Comm raised $9.0 million through the sale of its Series C preferred, convertible stock. As of August 31, 2002, 6,349,629 shares of common stock, 357,500 shares of Series B preferred stock and 148,968 shares of Series C preferred stock were issued and outstanding. There are approximately 374 shareholders, not including shareholders for whom shares are held in "nominee" or "street" accounts and whose names are otherwise not publicly available.

       6.10 Since 1997, At Comm has raised approximately $41.9 million through private equity placements for the research and development of the Town Square product line. However, due to the failure of Town Square to generate any significant revenue in 2000 or in the first quarter of 2001, and At Comm's inability to obtain additional financing necessary to further develop and market Town Square, that product line was suspended on April 30, 2001. The suspension resulted in the elimination of 150 employees leaving At Comm with a total of 25 full-time employees, 2 part-time employees and 2 consultants.

       6.11 At Comm had revenues of $5.038 million for the fiscal year ended December 31, 2000, $1.557 million for the quarter ended March 31, 2001 and $984,008 for the quarter ended June 30, 2001. At Comm had a net loss of $19.715 million for the fiscal year ended December 31, 2000, $5.706 million for the quarter ended March 31, 2001 and $9.382 million for the quarter ended June 30, 2001. As of June 30, 2001, At Comm had an accumulated deficit of approximately $51 million. As of the Petition Date, At Comm had assets of approximately $2.2 million and liabilities of $7.0 million.

       6.12 As a result of its financial condition, At Comm was in default on its real property leases at its locations in Burlingame, California and Manchester, New Hampshire. At Comm, in July/August, 2001 renegotiated its premises lease in Manchester, New Hampshire to reduce its occupied space and related lease expense. At Comm also vacated its Burlingame, California premises and relocated its corporate headquarters to a smaller facility in San Mateo, California.

       6.13 In February 2001, At Comm retained Alliant Partners of Palo Alto, California ("Alliant"), a mergers and acquisitions firm, to assist it to either sell the company, engage a strategic partner or raise investment capital. While Alliant made a major effort, sufficient interest failed to materialize. The environment in which these efforts were made was not a welcoming one. The stock market hit a major low, and revenues were down substantially for many companies in the first quarter of 2001 versus the fourth quarter of 2000, resulting in one of the most abrupt business declines in recent history. Alliant had At Comm engaged with seven (7) different venture capital firms; however, these prospects fell through in the last few weeks of April, 2000. Alliant contacted approximately 85 companies and mailed out numerous full presentation packages. While a couple of meetings with potential prospects were held, product demos conducted and discussions with some ensued, nothing ultimately materialized from these efforts.

       6.14 In May 2001, At Comm engaged Securities Research Associates in an effort to raise money. These efforts failed to generate sufficient interest. In addition, At Comm's Chairman and CEO, William H. Welling, contacted all of the
Company's existing investors, a number of other venture capital firms and at least thirty other possible investors without success.

       6.15 The cornerstone of At Comm 's reorganized business will be the telemanagement segment of the current business. At Comm will liquidate certain assets that are no longer required for its going forward business operations.

                          7. REASON FOR SEEKING RELIEF

       7.1 At the time this Case was commenced on August 15, 2001, the Debtor had considerable accounts payable that it was unable to satisfy. Vendors were making demands for payment and several had begun filing lawsuits. In order to protect all Creditors it was necessary to file Chapter 11.

                    8. PRE-FILING TRANSACTIONS WITH INSIDERS

       8.1 During the twelve months preceding the filing by the Debtor of Chapter 11 on August 15, 2001, there were no payments by the Debtor to insiders other than (i) salary, bonus, expense reimbursement, and directors' fees and
(ii) $422,200 in capital calls to its 94.9% owned subsidiary in Belgium, At Comm Flanders NV. In connection with a $3,000,000 investment in the Debtor in September-October 1997, the Debtor contractually committed to make a capital investment of 92,500,000 Belgium Francs ( approximately $2,372,000 at that time). In May-June, 2001 At Comm Flanders ceased operations and all employees were laid off. In July, 2002 At Comm Flanders borrowed 7,000,000 Belgium Francs (approximately $200,000) from FLV Fund. On August 15, 2002 the Debtor had not met its contractual commitment to fund At Comm Flanders in the amount of 30,453,304 Belgium Francs (approximately $688,035). Subsequently in December, 2001 At Comm Flanders filed an unsecured claim in the amount of $691,228 which included interest due as of August 15, 2001. The debt due to FLV Fund is unpaid and the remaining assets in At Comm Flanders are approximately $4,000. As a result, At Comm Flanders may file bankruptcy in Belgium.

                        9. ASSETS, LIABILITIES AND EQUITY

       9.1 Balance Sheet. At Comm's balance sheet as of October 31, 2002, generally describes its present financial condition as follows:

Assets
Current assets:
     Cash and cash equivalents                                     $    522,889
     Accounts receivable, net of allowance for doubtful
     accounts of $267,212                                               156,059
     Inventories                                                        250,811
     Prepaid expenses and other assets                                  139,654
                                                                   ------------
          Total current assets                                        1,069,413
Property, equipment and software, net                                    43,748
Deposits and other assets                                                  --

                                     Total Assets                  $  1,113,161
                                                                   ============


Liabilities and Stockholders' (Deficit) Equity
Post-petition
Current liabilities:
     Accounts payable                                              $     68,445
     Accrued expenses                                                   179,902
     Accrued compensation                                                33,188
     Deferred revenue                                                   856,032
          Total current liabilities                                   1,136,567

Long-term liabilities                                                      --
                                                                   ------------

                    Total post-petition liabilities                   1,136,567

Pre-petition liabilities                                              5,869,432
                                                                   ------------

                    Total Liabilities                                 7,005,999

Stockholders' equity (deficit)
   Convertible preferred stock, $0.01 par value; 10,000,000 shares
       authorized; 506,468 shares issued and outstanding                  5,065
  Common stock, $0.01 par value, 50,000,000 shares authorized;
       6,349,629 shares issued and outstanding                           63,496
   Additional paid-in capital                                        45,426,333
   Retained earnings (deficit) at time of filing                    (50,275,573)
   Cumulative profit (loss) since filing of case                     (1,112,159)
                                                                   ------------

          Total stockholders' equity (deficit)                       (5,892,838)
                                                                   ------------

 Total Liabilities and Stockholder's Equity (Deficit)              $  1,113,161
                                                                   ============


       9.2 Liabilities. The Claims against and Equity Security Interests in the Debtor may be further summarized for purposes of the Plan as follows:

                  (a) Administrative Expense Claims. Administrative claims, as indicated on the

October 31, 2002 balance sheet, are approximately $1,136,567 consisting of accounts payable, accrued expenses, accrued compensation and deferred revenue.

                  (b) Tax Claims. The Debtor believes that approximately $28,000 is owed to the Delaware Secretary of State for year 2000 taxes.

                  (c) Priority Claims (Class 1). The Debtor believes that there are no outstanding and unpaid Priority Claims.

                  (d) Current Employee Claims (Class 2). Current Employee Claims consist of current employees' accrued time off in the amount of $19,366 as of October 31, 2002 which will be paid to such employees in the ordinary course of business.

                  (e) WARN Act Claims (Class 3). Pursuant to a settlement approved by the Bankruptcy Court on September 6, 2002 (see Section 10.6 below), WARN Act Claimants, as a Class, will receive:

                           (i) A priority claim in the total aggregate amount of
$15,000 to be shared equally by the holders of Class 3 Claims;

                           (ii)  $25,000 to be paid to Lankenau & Miller,  Class
Counsel for Class 3 Claimants; and

                           (iii) An  allowed  unsecured  claim in the  aggregate
amount of $120,000 to be shared equally by the holders of Class 3 Claims and treated as Class 4 Claims.

                  (f) Unsecured Claims. The general unsecured Claims against At Comm can be described as follows:

                           (i) Claims of $3,000 or less (Class 4): The  Debtor's
books and records indicate approximately $84,655 in Class 4 Claims. However, proofs of claim filed in the Case allege additional Class 4 Claims of $11,071, which include $2,779 in shareholder equity Claims which are subordinate to Creditor Claims. (The additional amounts are subject to verification and are likely to be reduced following resolution of disputed claims.) These amounts also exclude that portion of the WARN Act Claims to be treated as Class 4 Claims.

                           (ii)  Claims  greater  than  $3,000  (Class  5):  The
Debtor's books and records indicate approximately $5,737,411 in Class 5 Claims. However, proofs of claim filed in the Case allege additional Class 5 Claims of $4,611,036 which include $2,572,433 in shareholder equity Claims (which are subordinate to Creditor Claims) and $91,500 in WARN Act Claims (which have been settled and are to be treated under Class 3). (The additional amounts are subject to verification and are likely to be reduced following resolution of disputed claims.)

                  (g) Equity. The holders of Equity Securities of the Debtor as of August 31, 2002 can be summarized as follows:

                           (i) Common Stock.  There are approximately  6,349,629
shares of common stock of At Comm presently issued and outstanding.

                           (ii) Preferred Stock. There are approximately 357,500
shares of Class B preferred stock of At Comm presently issued and outstanding. There are approximately 148,968 shares of Class C preferred stock of At Comm presently issued and outstanding.

                           (iii) Number of Shareholders. There are approximately
374 shareholders, not including shareholders for whom shares are held in "nominee" or "street" accounts and whose names are otherwise not publicly available.

                           (iv)  Options.  As of the Petition  Date,  there were
outstanding and unexpired options to acquire 380,300 shares of common stock of At Comm. As of August 10, 2002, there were outstanding and unexpired options to acquire 330,800 shares of common stock of At Comm. All outstanding and unexpired options were/are held by employees, directors and consultants.

                           (v)  Warrants.  As of the Petition  Date,  there were
outstanding and unexpired warrants to acquire approximately 55,000 shares of common stock of At Comm. These warrants were held by two founders relating to the Series A and C financings. Warrants to acquire 30,000 of these shares relating to the Series A financing expire on September 28, 2002.

                    10. SIGNIFICANT EVENTS DURING CHAPTER 11

       10.1 The Debtor initiated its Chapter 11 Case on August 15, 2001. The Debtor made sufficient staff reductions on April 30, 2001 for the purpose of maintaining a viable business with the Telemangement segment of its business as well as closing the Town Square segment. This restructuring was successful in that it allowed the Debtor to self fund this segment of the business after the Chapter 11 filing.

       10.2 The Debtor requested and received extensions of time in which to assume or reject the leases of its two current office facilities. The Debtor believes the extension will allow it to make an informed determination on whether an assumption or rejection of said leases is in the best interest of the Debtor's estate.

       10.3 The Debtor sought and obtained court approval to sell its surplus inventory and assume the executory contract with America II for consignment sale of components to maximize the value of Debtor's estate.

       10.4 The Debtor applied for and received court approval to honor pre-petition employee benefits and commissions for its current work force that is comprised of employees with specialties necessary for the continuation of Debtor's business as a going concern and to enhance its ability to emerge from the reorganization successfully.

       10.5 The Debtor sought and obtained approval to honor its pre-petition customer support and maintenance agreements in order to preserve its customer relations, good will and ability to attract new customers.

       10.6 The Debtor filed its objections to a WARN Act class action brought by former employees and requested that it be excepted from the action under the "unforeseen business circumstances exception." The asserted class claim and related individual claims sought damages of approximately $1.5 million and $91,500 respectively. These claims were made by the representative claimants on behalf of themselves and on behalf of the other former employees who worked at the Debtor's New Hampshire facility at or about April 30, 2001, who were involuntarily terminated by the Debtor and who allegedly did not receive advance written notice of their termination pursuant to the WARN Act. The Claimants also asserted that these claims were entitled to priority status pursuant to 11 U.S.C. ss. 507(a)(1). The Debtor contends that the WARN Act Claims are not entitled to priority status and asserted other defenses that, if established, would eliminate or substantially limit any liability for the alleged WARN Act Claims. After extensive arms-length negotiations with the class claimants through their class counsel, the parties agreed to settle the class claim pursuant to the treatment set forth for Class 3 Claims under the Plan.

       10.7 The Debtor spent a considerable amount of time and effort in negotiations with the Creditors' Committee regarding the terms of the Plan as more fully set forth in Section 14.2 below.

                            11. CREDITORS' COMMITTEE

       11.1 On September 25, 2001 the U.S. Trustee appointed a Committee of Unsecured Creditors. The Committee consists of the following Creditors:

                                                      Approximate
                Creditor                            Amount of Claim
                --------                            ---------------
        CSWL Inc.                                       $ 40,640
        Opre Systems, Inc.                              $ 93,001
        Phase Two Strategies, Inc.                      $177,359

As set forth in Section 5.1 above, the Committee endorses the Plan and recommends acceptance of the Plan by Creditors.

                            12. EMPLOYEE STOCK PLANS

       12.1 Old Stock Plans. Existing employee stock plans of the Debtor will terminate on the Effective Date. These include the Debtor's (i) Restated 1984 Stock Option Plan (as amended through May 31, 1991) and (ii) 1994 Stock Plan (as amended on May 22, 1995, March 25, 1997, March 18, 1998, February 24, 1999,
February 22, 2000 and March 15, 2000).

       12.2 New Stock Plans. Employees of At Comm will purchase 1,700,000 shares of Class A Common Stock on or after the Effective Date of the Plan (at $.01 per share), with such number of shares to include those shares issuable to William Welling, Robert Boyd, Iris Chiu and David Cyr pursuant to Section 15.12 below. A stock option plan consisting of 300,000 shares will be formalized on the Effective Date of the Plan for future use. No options will be granted under this stock option plan upon its formation.

                               13. COMPANY ROADMAP

       13.1 Currently, At Comm management seeks to exit Chapter 11 with the following roadmap to a surviving and viable company:

                  (a) Phase 1: Re-energize At Comm's dealer and customer base that have been reluctant to sell or purchase At Comm products or services due to its Chapter 11 status.

                  (b) Phase 2: Begin a lead generation and demand creation program through e-mail campaigns.

                  (c) Phase 3: Continue the development of At Comm's product and services to expand offerings.

       13.2 In Phase 1, the objective is to make At Comm's dealer base and customer base knowledgeable of its status of having emerged from Chapter 11. Many customers have delayed purchases because of At Comm's financial status in Chapter 11. At Comm will continue to keep expenses low during this phase allowing the increased revenue to flow through to the bottom line.

       13.3 In Phase 2, At Comm will focus on expansion of its dealer network and lead generation through the use of e-mail campaigns. This will allow an expansion of At Comm's product sales with product and services with customers with which At Comm has not had a previous relationship. This will also allow a lead generation program for existing dealers that will add success to At Comm's efforts to re-energize the existing base of dealers as outlined in Phase 1.

       13.4 In Phase 3, At Comm will expand the market for its products with additional features and services. There are additional features that the company can add to its products that will expand the market for its products. As well there are services that At Comm could provide that would expand the market for its products.

       13.5 Assuming that At Comm's business remains at a level similar to that it has had during bankruptcy, its short-term outlook is stable. To achieve a stable and successful business entity in the long term requires earnest efforts ahead. Given that the emergence from bankruptcy has taken about a year and the sales of PBX equipment to corporations has declined substantially over the past two years, bookings will remain at a low level until At Comm successfully implements Phase 1 and 2 described above.

       13.6 Employees must be motivated to give a zealous attempt to implement the Plan. Like all businesses in the high-tech industry, rapid performance is the key to success. A timely exit from Chapter 11 is most critical for new bookings, and thus maximizing the probability of meeting the revenue projection and having a surviving company. It is only in the case of At Comm as an on-going entity that Creditors can possibly recover their losses

                             14. DESCRIPTION OF PLAN

       14.1 General.

                  (a) The objective of the Plan is to effect a reorganization of the Debtor's financial affairs and to provide Creditors with the highest possible recovery on their respective Allowed Claims.

                  (b) The Debtor has a net operating loss carryforward ("NOL") of approximately $46.0 million. This NOL is a significant asset of the Debtor that both the Debtor and the Creditors' Committee desire to retain. The Creditors' Committee recognized from the outset that any "true" reorganization plan would necessarily be equity based. In other words, the Creditors' Committee chose a path of "betting on the future". That future requires preservation of the NOL, a valuable asset of this Bankruptcy Estate. Special Tax Counsel assisted the Debtor in developing a plan that gives Creditors equity but also protects the NOL. Utilization of the NOL to offset future income of the Reorganized Company is required to enhance the ultimate value of the Creditors' equity in the Reorganized Company.

                  (c) The following description of the Plan is a summary only. All holders of Claims and Interests should read the actual Plan which accompanies this Disclosure Statement.

       14.2 Negotiations with the Creditors' Committee. The Plan was extensively and aggressively negotiated between the Debtor and the Creditors' Committee. Several face to face meetings were held and discussions ensued over a period of several months. It was, at times, a very contentious and adversarial process. The Plan is designed to ensure the Debtor's long term survival and the preservation of its NOL, as well as to satisfy the Creditors' Committee's concerns that Creditors obtain the maximum return on their Claims. The Debtor's initial proposals suggested an allocation of the new equity and redemption features unacceptable to the Creditors' Committee while the Creditors' Committee's initial proposals suggested the elimination of current management, an immediate sale of the Company and that Creditors would manage the Company on an interim basis. Ultimately, the parties agreed that the new equity in the Reorganized

Company would be allocated two-thirds in favor of Creditors and one-third in favor of the employees and that any sale of the Reorganized Company would not occur for at least a year without the support of the employees.

       14.3 Designation of Claims and Interests Under the Plan. Allowed Claims against and Allowed Interests in the Debtor are designated and classified below for purposes of the Plan:

                    Class 1. Priority Claims.

                    Class 2. Current Employee Claims

                    Class 3. WARN Act Claims

                    Class 4. Allowed Unsecured Claims of $3,000 or less

                    Class 5. Allowed Unsecured Claims greater than $3,000

                    Class 6. All  Interests  based  on  shares  of Old  Series B
                             Preferred Stock of the Debtor.

                    Class 7. All  Interests  based on  shares  of Old  Series C
                             Preferred Stock of the Debtor.

                    Class 8. All  Interests  based on shares of Old Common Stock of the Debtor.

                    Class 9. All  Interests  of the  holders of Old  Options and
                             Warrants.

       14.4 Treatment of Unclassified Claims.

                  (a) Allowed Administrative Claims. Except to the extent that the holder of a particular Administrative Claim has agreed to a different treatment of such Claim, each holder of an Allowed Administrative Claim shall receive payment of such Claim, in cash, in full, upon the latest of (i) the Effective Date, (ii) if such Claim is a Disputed Claim, upon allowance of such Claim by a Final Order of the Bankruptcy Court, (iii) if such Claim is incurred after the Petition Date in the ordinary course of the Debtor's business, within such time as payment is due pursuant to the terms giving rise to such Claim, or
(iv) such other time as may be agreed to by the holder of such Claim. Notwithstanding the foregoing, Operational Administrative Claims will be paid in full in the ordinary course after the Effective Date out of the operations of the Reorganized Company. Any request for allowance of an Administrative Claim pursuant to Section 503(a) of the Bankruptcy Code, other than by the Debtor's Professionals and the U.S. Trustee, must be filed within twenty (20) days following the Effective Date or the holder of such Claim will be forever barred from asserting such Claim or receiving any payment on account of such Claim. Bankruptcy Fees shall be paid by the Debtor to the U.S. Trustee, for deposit into the Treasury, for each quarter (including any fraction thereof) until this Case is converted, dismissed or closed pursuant to a final decree, as required by 28 U.S.C. ss. 1930(a)(6).

                  (b) Tax Claims. Allowed Tax Claims shall be paid in cash in not less than quarterly installments commencing on the next quarterly payment date after the Effective Date sufficient to pay such Claims with interest in full over a period not exceeding six (6) years after date of assessment. Quarterly payment dates shall be March 31, June 30, September 30 and December 31 of each year. However, in no event shall the holder of a Tax Claim be paid prior to the payment in full or reservation for Allowed Claims entitled to priority pursuant to Section 507(a)(1) through (a)(7) of the Bankruptcy Code.

       14.5 Treatment of Unimpaired Classes.

                  (a) Class 1 Claims (Priority Claims). The holders of Class 1 Claims are not impaired under the Plan as the Plan provides that each holder of a Claim in Class 1 shall receive payment in cash in full on the Effective Date.

                  (b) Class 2 Claims (Current Employee Claims). The holders of Class 2 Claims are not impaired under the Plan as the Plan leaves their legal, equitable and contractual rights unaltered in that they shall receive their accrued time off in the ordinary course of business in satisfaction of their claims.

       14.6 Treatment of Impaired Classes.

                  (a) Class 3 Claims (WARN Act Claims). The holders of Class 3 Claims as a Class shall receive the following:

                           (i) An allowed  priority Claim in the total aggregate
amount of $15,000 to be shared equally by the holders of Class 3 Claims, approximately $137 per Class 3 Claimant, to be paid on the Effective Date of the Plan.

                           (ii) $25,000 to be paid to the law firm of Lankenau &
Miller, Class counsel for Class 3 Claimants.

                           (iii)  An  allowed   unsecured  Claim  in  the  total
aggregate amount of

$120,000, to be shared equally by the holders of Class 3 Claims, approximately $1,100 per Claimant. Said unsecured Claims will be treated as Class 4 Claims, resulting in an actual cash distribution of $330 per Claimant.

                           (iv)  Amounts paid to holders of Class 3 Claims under
Sections 14.6(a)(i) and (iii) will be subject to applicable employment taxes and withholding.

                  (b)  Class 4 Claims  (Allowed  Unsecured  Claims  of $3,000 or
Less). The holders of Class 4 Claims, and those Claimants electing treatment under Class 4, shall receive cash in the amount of 30% of such Claims, not to exceed $900 per Claimant, within thirty (30) days following the Effective Date. This payment is in full and final satisfaction of Class 4 Claims.

                  (c) Class 5 Claims (Allowed Unsecured Claims Greater than $3,000). The holders of Class 5 Claims will receive, Pro Rata, the following:

                           (i) $125,000 cash, provided that no cash will be paid
to the holders of Class 5 Claims if the aggregate cash payments to the holders of Tax Claims, Class 1 Claims and Class 3 Claims under this Plan collectively exceed $104,000.

                           (ii) Payments, due within thirty calendar days of the
end of each fiscal quarter of the Reorganized Company, that will redeem the New Preferred Stock at the price of $1.00 per share and are payable in the amount of the greater of $20,000 or 20% of profits for such fiscal quarter; provided, however, that the amount payable to any one holder will be rounded down to the nearest whole dollar (as adjusted for stock splits, recapitalizations and the like). For purposes of this Section 14.6(c)(ii), "profits" are defined as revenue minus expenses, as determined in accordance with Generally Accepted Accounting Principles with "expenses" not to include the payments due pursuant to this Section 14.6(c)(ii). The payments due under this Section 14.6(c)(ii) to any particular holder of a Class 5 Claim will cease upon the date that such Claimant no longer holds any shares of New Preferred Stock, whether due to redemption, conversion, a combination of both, or otherwise.

                           (iii) 1,000,000 shares of New Preferred  Stock,  with
each holder's Pro Rata portion rounded to the nearest whole share.

                           (iv) 3,000,000  shares of Class B Common Stock,  with
each holder's Pro

Rata portion rounded to the nearest whole share.

                  (d) Class 6 Interests (Old Series B Preferred Stock). The holders of Class 6 Interests will receive nothing under the Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

                  (e) Class 7 Interests (Old Series C Preferred Stock). The holders of Class 7 Interests will receive nothing under the Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

                  (f) Class 8 Interests (Old Common Stock). The holders of Class 8 Interests will receive nothing under the Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

                  (g) Class 9 Interests (Old Options and Warrants). The holders of Class 9 Interests will receive nothing under the Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

                    15. MEANS FOR IMPLEMENTATION OF THE PLAN

       15.1 Fund I. Within thirty (30) days after the Effective Date, cash in the amount of $66,000 shall be transferred to Fund I. Payment to Fund I will be made from the cash assets of the Debtor and the Reorganized Company. Payment to the holders of Class 4 Claims, and those Claimants electing treatment under Class 4, of 30% of such Claims, not to exceed $900 per Claimant, is in full and final satisfaction of all Class 4 Claims as set forth in Section 14.6(b).

       15.2 Fund II. Within thirty (30) days after the Effective Date, cash in the amount of $125,000 shall be transferred to Fund II. Payment to Fund II will be made from the cash assets of the Debtor and the Reorganized Company. Pro Rata payments to the holders of Class 5 Claims will be made from Fund II as set forth in Section 14.6(c)(i).

       15.3 New Preferred Stock. 1,000,000 shares, plus that number of shares sufficient for any additional distribution of shares due to rounding pursuant to
Section 14.6(c)(iii) above, of New Preferred Stock will be authorized and issued for the benefit of holders of Class 5 Claims. These shares will have the following terms:

                  (a) The shares of New Preferred Stock will be uncertificated and will not be transferable until the expiration of the period of two years from the Effective Date.

                  (b) Holders of shares of New Preferred Stock, except in the limited circumstances set forth in Section 15.9(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive stock legend to that effect will be set forth on any statements of share ownership provided to such shareholders.

                  (c) The beneficial owner of each share of New Preferred Stock will have one vote.

                  (d) The New Preferred Stock is convertible by the holder into shares of Class B Common Stock on a one share for one share basis at any time at the discretion of the beneficial owners, and will be automatically converted into shares of Class B Common Stock on a one share for share basis upon the vote or consent of a majority of the outstanding shares of New Preferred Stock. Any shares of New Preferred Stock converted to shares of Class B Common Stock will have the terms set forth in Section 15.4 below.

                  (e) The New Preferred Stock is redeemable at the discretion of the Reorganized Company at any time at the price of $1.00 per share, as adjusted for stock splits, stock dividends, recapitalizations and the like.

                  (f) No dividend will be payable on New Common Stock while any shares of New Preferred Stock are outstanding.

                  (g) The New Preferred Stock has a liquidation preference of $1.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) over the New Common Stock, with liquidation events to include liquidation, winding up, merger, consolidation and sale of all or substantially all of the assets of the Reorganized Company.

       15.4 New Common Stock. 6,000,000 shares, plus that number of shares sufficient for any additional distribution of shares due to rounding pursuant to Sections 14.6(c)(iii) and (iv) above, of New Common Stock will be authorized, 2,000,000 shares of which will be designated Class A Common Stock and 4,000,000 shares of which will be designated Class B Common Stock and issued as follows:
3,000,000 shares will be issued for the benefit of the holders of Class 5 Claims and 1,000,000 shares will be reserved for issuance upon conversion of the New Preferred Stock. The shares of New Common Stock will have the following terms:

                  (a) The beneficial owner of each share of New Common Stock will have one vote.

                  (b) No dividend will be payable on New Common Stock while any shares of New Preferred Stock are outstanding. The shares of Class A Common Stock will have the following additional term:

                  (c) Holders of shares of Class A Common Stock, except in the limited circumstances set forth in Section 15.9(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive legend will be placed on each stock certificate to that effect.

                  The shares of Class B Common Stock will have the following additional terms:

                  (d) All shares of Class B Common Stock, whether issued upon or after the Effective Date, will be uncertificated and will not be transferable until the expiration of the period of two years from the Effective Date.

                  (e) Holders of Class B Common Stock, except in the limited circumstances set forth in Section 15.9(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive stock legend to that effect will be set forth on any statements of share ownership provided to such shareholders.

       15.5 Restrictions on New Preferred Stock and New Common Stock.

                  (a) The Plan is structured to preserve the NOL and ultimately to enhance the value of the new equity in the Reorganized Company. Under Internal Revenue Code ("IRC") ss.382, a corporation is not permitted to fully use its NOL if it undergoes an ownership change. However, IRC ss.382(l)(5) contains a bankruptcy exception that permits the Debtor to use the NOL under certain circumstances. The Plan was designed to satisfy the requirements of ss.382(l)(5). One of the requirements is that the Debtor may not have another ownership change (a change in more than 50% of certain equity interests) within two years. If a second ownership change occurs, the Debtor would lose its NOL. Both the Creditors' Committee and the Debtor desire to prevent a second ownership change in order to preserve the NOL. Thus, the parties agreed to place a restriction on the Class B Common Stock and New Preferred Stock owned by the Creditors for two years. Since the Class A Common Stock represents only 33% of the equity in the Reorganized Company, a change in the Class A equity could not trigger an ownership change that would erase the NOL.

                  (b) An ownership change after the two-year period would still limit the ability to utilize the NOL. Thus, after the two-year period, the Debtor desires to limit any transaction involving any equity interest that would adversely impact the NOL. Thus, all stock transactions will be examined by tax counsel to determine whether they will limit the Debtor's ability to use the NOL. It is important to note that the NOL will shelter future income from federal income tax and will enable a greater pay-out to the Creditors.

                  (c) The stock restrictions are supported by the Creditors' Committee. The Debtor believes that the restrictions can be consented to by the Creditors' acceptance of the Plan as a matter of general contract law. Moreover, it is a well established principle that an NOL is an asset of the Bankruptcy Estate that the Bankruptcy Court has the jurisdiction to preserve. See In re Prudential Lines, Inc. 928 F2d 565 (2d Cir. 1991); In re Chateaugay Corp., 973
F. 2d 141 (2d Cir. 1992) and In re First City Bancorporation of Texas, Inc., LEXIS 1728 (Bankr. N.D.TX, 1995).

                  (d) Section 202 of the Delaware General Corporation Law ("DGCL") also allows the Debtor to restrict transfers of stock. A transfer restriction is permissible so long as the restriction is imposed in the certificate of incorporation, bylaws, or in an agreement among security holders, and is noted on the stock certificate or notice to stockholders (if uncertificated). The transfer restriction must have been imposed for a reasonable purpose. Among the reasonable purposes specifically set forth in
Section 202 is the maintenance or preservation of a net operating loss.

       15.6 Employee Stock. Class A Common Stock or options to purchase Class A Common Stock will be issued to management, employees or consultants on or after the Effective Date. The

Chief Executive Officer of the Reorganized Company will determine the terms and allocation of any stock grants or option grants in the best interests of the Reorganized Company.

       15.7 Securities Law Compliance. The issuance of the New Preferred Stock and the Class B Common Stock to be issued to Creditors under the Plan will be exempt from securities laws under 11 U.S.C. ss. 1145. Such shares will not be registered under the Securities Act of 1933 or under any state or local securities law in reliance upon such exemption. Because such shares will not be registered, in addition to the legends required pursuant to Sections 15.3(b) and 15.4(e) above the following legend will be set forth on any statements of share ownership provided to such shareholders:

          "The securities represented by this ownership statement have not been registered under the Securities Act of 1933 and were issued pursuant to an exemption provided by 11 U.S.C.ss.1145, under an order confirming the Plan in a case entitled In re At Comm Corporation, Inc., Debtor, Case No. 01-32123 SFC11, United States Bankruptcy Court for the Northern District of California, San Francisco Division."

The issuance of the Class A Common Stock to employees, management and consultants pursuant to the Plan will be made without registration under the Securities Act of 1933 in reliance on exemptions from such registration applicable to private placements and employment arrangements, and will bear customary legends related to such exemptions. Such shares will be issued pursuant to employee stock purchase or stock option plans only.

       15.8 Equity Structure After the Effective Date. Upon the Effective Date, the fully diluted outstanding capital of the Reorganized Company will be as follows:

New Preferred Stock (Series 1):                        1,000,000 shares

New Common Stock

   -      Class A Common Stock                         2,000,000 shares
   -      Class B Common Stock                         3,000,000 shares

Final Allocation

   -      Employees, management and consultants             33.33%
   -      Holders of Class 5 Claims                         66.67%

       15.9 Sale of the Reorganized Company.

                  (a) Notwithstanding the provisions of Sections 15.3 and 15.4 above, until the expiration of the period ending on the first anniversary of the Effective Date, the approval by the affirmative vote or written consent of a majority of the holders of Class A Common Stock is required to authorize or effect the sale (as defined below) of the Reorganized Company.

                  (b) Upon the closing of the sale of the Reorganized Company for aggregate consideration payable to the Reorganized Company or the stockholders of the Reorganized Company, as the case may be, equal to or greater than $5 million, ten percent (10%) of such aggregate consideration will be paid into a bonus pool for immediate and full distribution to eligible employees of the Reorganized Company. The Chief Executive Officer of the Reorganized Company in his or her sole discretion will determine the eligibility for, and the amount of, bonuses to individual employees in the best interests of the Reorganized Company.

                  (c) For purposes of this Section 15.9, a "sale" of the Reorganized Company is (i) the sale of all or substantially all of the assets of the Reorganized Company, or (ii) the acquisition of the Reorganized Company by another entity by means of a merger or other transaction, a result of which the stockholders of the Reorganized Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition.

                  (d) Notwithstanding the restrictions on transfers of the New Preferred Stock and New Common Stock set forth in Sections 15.3 and 15.4 above, an opinion of tax counsel to the Reorganized Company that a transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company shall not be required in the event of a transfer of stock pursuant to a merger or other transaction as set forth in the foregoing Section 15.9(c)(ii).

       15.10 Distribution of Voting Power Among Classes of Securities.

                  (a) As set forth in Section 15.9(a) above, the Plan provides that for one year after the Effective Date, Class A Common shareholders (management and employees) can block a sale of the Company. This provision was part of the compromise between the Debtor and the Creditors' Committee -- management and employees receive one-third of the equity in the Reorganized
Company and the Creditors receive the controlling two-thirds interest, but cannot sell the Company out from under the employees for at least a year. This provision was designed to incentivize employees to create long term value. If a sale of the Company were to occur before one year after the Effective Date and without the support of the employee shareholders, employees may not choose to remain employed or put forth their best efforts to enhance the Company's value. The Debtor and the Creditors' Committee believe that under the provisions of general contract law, the Creditors can voluntarily agree by consenting to the Plan.

                  (b) The case of In Re Acequia,  Inc., 787 F. 2d 1352 (9th Cir.
1986) sets out the factors to be considered in this analysis. Those include (i) shareholders' interest in participating in the corporation, (ii) desire to preserve the Debtor's reorganization and (iii) overall fairness of the provision. Id. at 1362. Generally, the unsecured Creditors, whose interest is purely monetary, have less of an interest in participating in the corporation than the employees and managers whose livelihood is at stake. Notwithstanding, in At Comm's case, Creditors, as the new (and majority) shareholders, will have a controlling interest on the Board of Directors of the Reorganized Company and will be well represented by two of the three Creditors' Committee members who support the proposed distribution of voting power during the first year.
Preservation of the Debtor's reorganization is a paramount goal of both the Debtor and the Creditors' Committee -- the Plan is designed to ensure the Debtor's long term survival and the preservation of its NOL as well as to provide an opportunity to create value in the event a sale of the Company ultimately makes economic sense. In addition to good business sense, the provision is fair insofar as it provides a reasonable time for employees to create value and prevents a premature sale at the expense of the employees.

                  (c) In addition, Delaware law permits class voting on such matters as mergers and acquisitions and authorizes the provision proposed here.
Section 102 of the DGCL allows the corporation to include in its certificate of incorporation any provision "requiring for corporation action, the vote of a larger portion of the stock or of any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter." Section 151 of the DGCL allows the corporation to set full or limited voting powers for its classes and series of stock.

       15.11 Employee Bonus Pool.

                  (a) As set forth in Section 15.9(b) above, a ten percent (10%) bonus pool for employees is created upon the sale of the Reorganized Company for $5.0 million or more. The bonus pool was conceived as an incentive for management and employees to create value in the Reorganized Company. While the Debtor and the Creditors' Committee agreed on the general concept, the amount and calculation of the bonus were extensively negotiated. The Debtor initially supported a higher percentage calculated from the first dollar. The Creditors' Committee supported a lower percentage. Graduated percentages were also considered against specific ranges of a sale price. Ultimately the threshold of $5.0 million and ten percent (10%) of the consideration were agreed to. The $5.0 million threshold is not an arbitrary amount as it represents what the Debtor and the Committee believe will ultimately approximate the full or substantial payment of Creditor Claims (assuming the disallowance of disputed claims). The ten percent (10%) amount was agreed to as a meaningful incentive.

                  (b) The bonus pool will be administered in the sole discretion of the CEO. The CEO is in the best position to know which employees contributed to the results and the nature of the contribution. Under Section 141(a) of the DGCL, the board of directors may delegate managerial duties to officers of the corporation, except to the extent the corporation's certificate of incorporation or bylaws prohibit such a delegation. In this case, the board of directors in the exercise of its statutory power and in discharging its fiduciary duty to manage the business and affairs of the corporation can delegate to the CEO the power to grant bonuses to employees of the nature and amount contemplated by the Plan.

                  (c) The Creditors' Committee supports delegating this responsibility to the CEO. Moreover, the CEO has a general fiduciary obligation to act in good faith and in the best interest of the Company, including the fair and reasonable distribution of any such bonus pool.

                  (d) Neither the Debtor, nor any of its officers or directors, nor the Creditors' Committee nor any of its members, has recently received any overture to purchase the Company and the Debtor is not presently marketing itself or the soon to be Reorganized Company for sale. Further, the bonus pool is not designed to compensate individuals for efforts in the bankruptcy case, but to incentivize individuals, following the Effective Date, to create value in the Reorganized Debtor.

       15.12 Management  Contracts.  William H. Welling,  Robert Boyd, Iris Chiu
and David Cyr will have employment contracts for a term of one year commencing on the Effective Date. These employment contracts will specify, among other things, that each of the employee's employment is terminable only for "cause" and will maintain the employee's current salary and benefit level for such one-year period; provided, however, that in addition to their salary and benefits, William H. Welling, Robert Boyd, Iris Chiu and David Cyr will be entitled to purchase, in the aggregate, 950,000 shares of Class A Common Stock upon the Effective Date (at $.01 per share). For purposes of such employment agreements, "cause" will mean that a majority of the Board of Directors of the
Reorganized  Company  have  reasonably  determined  that  (i)  there  has been a material breach by such employee of the terms of the employee's employment agreement (including any policies and procedures of the Reorganized Company), provided that the employee has been notified of, and has been granted a reasonable opportunity to cure, such breach; (ii) the employee has neglected the employee's duties, provided that the employee has been notified of, and has been granted a reasonable opportunity to cure, such neglect; (iii) the employee has wrongfully misappropriated money or other assets or properties of the Reorganized Company or any subsidiary or affiliate of the Reorganized Company; or (iv) the employee has been finally judged to be guilty of any felony.

       15.13 Funds on the Effective Date. Prior to the hearing on Confirmation of the Plan, the Debtor shall have set aside cash sufficient to provide payment to the following Classes of Claims or Claimants entitled to receive, or have set aside, cash in such amounts on the Effective Date:

                  (a) Class 1 Claims (Priority Claims);

                  (b)    Administrative    Claims,    other   than   Operational
Administrative Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code;

                  (c) All bankruptcy fees due and payable under Section 1930 of Title 28 of the United States Code;

                  (d) Obligations arising under Section 365(b)(1) of the Bankruptcy Code relating to executory contracts or unexpired leases to be assumed under this Plan and necessary to (i) cure, or provide adequate assurance of a prompt cure, of any default under such contract or lease; and (ii) compensate, or provide adequate assurance of prompt compensation to, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default.

       15.14 Distributions Under the Plan. The Confirmation Order shall provide that the Reorganized Company or such entity as the Bankruptcy Court may designate will act as the Disbursing Agent under this Plan and will serve without bond. Fund I and Fund II shall be under the management and control of the Disbursing Agent. The Disbursing Agent shall make Distributions to holders of Allowed Claims in Classes 4 and 5 as appropriate. Notwithstanding anything to the contrary in the Plan, the Disbursing Agent shall round down all amounts for cash Distributions to the nearest whole dollar amount.

       15.15 Unclaimed Distributions. Any Distribution that remains unclaimed or unnegotiated for ninety (90) days following a Distribution or is returned for reasons other than the absence of a current or correct address (unless a current or correct address cannot be determined after reasonable inquiry) shall become the property of the Reorganized Company.

       15.16 Operations of the Reorganized Company. On the Effective Date, the Reorganized Company will be eligible to file for suspension of its public reporting requirements under the Securities Exchange Act of 1934, as amended, and intends to make this filing. The Reorganized Company will continue to operate its business and may obtain credit, issue stock, incur debt, grant security interests and liens, and otherwise acquire and dispose of assets. The Reorganized Company shall be free of any restriction imposed by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, other than the obligations set forth in this Plan.

       15.17 Board of Directors of the Reorganized Company. The Board of Directors of the Reorganized Company will consist of three directors, elected for the period ending one year after the Effective Date as follows:

                  (a) One director will be elected by a majority of the outstanding Class A Common Stock, voting as a single class;

                  (b) Two directors will each be elected by a majority of the outstanding New

Preferred Stock and Class B Common Stock, voting together as a single class on an as-converted basis;

                  (c) William H. Welling will serve as director and chairman of the Board of Directors of the Reorganized Company holding that directorship reserved for election by holders of Class A Common Stock;

                  (d) William Boehlke and Anil Pillai, each a member of the Creditors' Committee, will serve as directors of the Reorganized Company holding those two directorships reserved for election by holders of New Preferred Stock and Class B Common Stock;

                  (e) The  Reorganized  Company will  indemnify the directors in
accordance  with  the  Reorganized   Company's   bylaws  and  standard  form  of
indemnification agreement.

       15.18 Conditions to Confirmation. In addition to any other conditions to Confirmation set forth in the Plan, Confirmation of the Plan is subject to the further conditions that the Bankruptcy Court shall have made the following findings and determinations at the Confirmation Hearing so that the Confirmation Order will include provisions:

                  (a) For Distributions of New Preferred Stock and New Common Stock, finding that, for purposes of Section 1145 of the Bankruptcy Code, (i) the New Preferred Stock and the New Common Stock to be distributed under the Plan are exempt from registration pursuant to the provisions of Section 1145 of the Bankruptcy Code, and (ii) the Debtor and the Reorganized Company are not underwriters pursuant to Section 1145(b) of the Bankruptcy Code.

                  (b) Finding that (i) the provisions of 1125(e) of the Bankruptcy Code apply to the Plan and that the Plan contemplates the offer, issuance, sale, or purchase of a security of the Debtor under the Plan; (ii) the solicitation of acceptance or rejection of the Plan, and the participation in the offer, issuance, sale and purchase of securities offered and sold under the Plan, by the Debtor, the Reorganized Company, and their agents, employees, representatives, and attorneys, was in good faith and in compliance with the applicable provisions of the Bankruptcy Code; and (iii) as the result of such good faith and compliance with the applicable provisions of the Bankruptcy Code, neither the Debtor, the Reorganized Company, the Debtor's professionals, nor any of their agents, employees, representatives or attorneys, shall be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of securities; and

                  (c) Finding that Section 1146(c) of the Bankruptcy Code applies to the Distributions under the Plan and, as such, such Distributions may not be taxed under any law imposing a stamp tax or similar tax.

       15.19 Conditions to the Effective Date. It is a condition to the Effective Date of the Plan that:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order, with appropriate findings, in form and substance acceptable to the Debtor;

                  (b) The  Confirmation  Order shall have become a Final  Order;
and

                  (c)  The   Confirmation   Order  shall  contain  the  findings
described in Section

       15.18 above.

       15.20 Waiver of Conditions to Confirmation and Conditions to the Effective Date. The conditions to Confirmation set forth in Section 15.18 and the conditions to the Effective Date set forth in Section 15.19 above may be waived, at any time, in writing by the Debtor.

       15.21 Responsible Person.

                  (a) William H. Welling, the Debtor's Chairman and CEO will continue to be the Responsible Person and will receive his normal salary from and after the Effective Date. The Responsible Person may, in his discretion, employ such other persons as may be necessary to assist him in this Case. In the event that he is unable to serve as the Responsible Person, the Debtor's Board of Directors will appoint an individual to serve as the Responsible Person.

                  (b) The Responsible Person shall operate the business of the Reorganized Company in the ordinary course and in accordance with the provisions of the Plan. The Responsible Person, on behalf of the Reorganized Company, is authorized to liquidate assets of the Bankruptcy Estate not necessary to the continued operations of the Reorganized Company and/or abandon such assets as the Responsible Person determines to be burdensome or of inconsequential value to the Reorganized Company. The Responsible Person may enforce any claims and prosecute any causes of action in favor of the Bankruptcy Estate, including, without limitation, any actions under Sections 510, 542, 543, 544, 545, 547, 548 and 549 of the Bankruptcy Code.

                  (c) The Responsible Person may review and object to Claims and Interests, enter into compromises to allow and satisfy Disputed Claims and Disputed Interests and settle and liquidate any claim or cause of action that the Debtor may have against a third party.

                  (d) The Responsible Person is authorized to retain, employ and utilize such professionals as may be necessary without further approval of the Bankruptcy Court.

                  (e) The Responsible Person shall review and approve the Distribution amounts to Creditors and shall be responsible for making, or causing to be made, Distributions pursuant to the Plan.

                  (f) The Responsible Person shall do all things necessary and appropriate to assist the Debtor in fulfilling the duties and obligations of the Debtor under the Plan and fully administering the Bankruptcy Estate as required by the Plan, the Confirmation Order, the Bankruptcy Code and the Bankruptcy Rules.

                  (g) The Responsible Person shall be responsible for moving for the entry of a final decree in this case and preparing and filing status reports as may be required by the Bankruptcy Court in connection with the final decree.

       15.22 Expedited Procedure for Compromise of Controversy, Sale or Abandonment. Subject to the notice procedures set forth in this Section, the Responsible Person is authorized to (i) enter into binding compromises to allow and satisfy Disputed Claims and Disputed Interests or settle and liquidate any claim or cause of action of the Debtor, (ii) sell assets, and/or (iii) abandon property of the Bankruptcy Estate which the Responsible Person determines to be burdensome or of inconsequential benefit to the Bankruptcy Estate. The Responsible Person shall mail written notice of any such compromise, disposition, or abandonment to the Committee and its counsel, the U.S. Trustee and those parties who have filed a written request that all notices be mailed to them. If no party serves on the Responsible Person and Debtor's counsel a written objection or demand for a hearing on the compromise, disposition, or abandonment within ten (10) days of mailing of such notice, the compromise, disposition or abandonment shall be effective, final and binding on all Creditors, Equity Security Holders, and other parties in interest in this Case without further approval or action by the Court. The time for serving written objections shall not be extended pursuant to Rule 9006(f) of the Bankruptcy Rules. If timely notice of an objection to the compromise, disposition or abandonment is served on the Responsible Person and Debtor's counsel, the Responsible Person shall (i) withdraw the proposed compromise, disposition or abandonment wherein it will be without force and effect, or (ii) move for the approval of the compromise, disposition or abandonment on notice to the Committee and its counsel, the U.S. Trustee and those parties who have filed a written request that all notices be mailed to them.

       15.23 Corporate Formalities. The Responsible Person is authorized on behalf of the Debtor to execute all instruments, agreements and documents and to take all action by the Debtor necessary to effectuate the provisions of the Plan without further action by the Debtor's board of directors or shareholders.

       15.24 Compensation and Reimbursement of Professionals. All professionals shall be entitled to payment of their post-Confirmation fees and reimbursement of expenses on a monthly basis. Professionals shall serve a detailed statement of unpaid fees and expenses on the Responsible Person. If there is no objection to the requested fees and expenses within ten (10) days of service by the professional, the Responsible Person shall pay the requested amount in full. If the Responsible Person objects to a portion of the fees or expenses submitted by any professional, the Responsible Person shall timely pay the undisputed portion of such fees and expenses and shall reserve monies in the amount of the disputed fees and expenses pending resolution of said objection by (i) written agreement between the party requesting such fees and expenses and the disputing party, or
(ii) resolution of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Professionals shall not otherwise be required to file applications for Court approval of post-Confirmation fees and expenses.

       15.25 Amendment of Charter to Prohibit the Issuance of Non-Voting Equity Securities. Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Certificate of Incorporation of the Debtor shall be, and it hereby is deemed amended as of the Effective Date to conform to the Bankruptcy Code provision which prohibits the issuance of non-voting equity securities and requires, among other things, the distribution of voting power equitably among the classes of voting securities.

       15.26 Further Orders. Upon ex parte motion by the Debtor after the Confirmation Date or the Reorganized Company after the Effective Date, the Court may enter such other and further orders as may be necessary or appropriate to instruct and direct the Debtor, the Reorganized Company, and others, and to facilitate the Distributions contemplated in the Plan.

                                16. RISK FACTORS

       Holders of Claims against and Interests in the Debtor should read and consider carefully the factors set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), prior to voting to accept or reject the Plan. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.

       16.1 Certain Bankruptcy Considerations. Although the Debtor believes that the Plan of Reorganization will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court or any court hearing an appeal from the Confirmation Order will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. In addition, although the Debtor believes that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to such thing.

       16.2 Potential Effects of a Prolonged Chapter 11 Proceeding. A prolonged Chapter 11 proceeding could adversely affect the Debtor's relationship with its customers, suppliers and employees, which in turn could adversely affect the Debtor's competitive position, financial condition and results of operations. A weakening of the Debtor's financial condition and results of operations could adversely affect the Debtor's ability to implement the Plan.

       16.3 Risks Relating to the Projections. The management of the Debtor has prepared the projected financial information contained in Exhibits "A", "B" and "C" to this Disclosure

Statement (the "Projections") in connection with the development of the Plan to present the projected effects of the Plan and the transactions contemplated thereby. The Projections, which are incorporated herein by reference, assume that the Plan and the transactions contemplated thereby will be implemented in accordance with their terms, and are based upon numerous other assumptions and estimates. The assumptions and estimates underlying the Projections are inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, the Projections are not necessarily indicative of the future financial condition or results of operations of the Reorganized Debtor, which may vary significantly from those set forth in the Projections.

       16.4 Competitive Conditions. The Debtor's principal competitors, as well as many potential competitors, have substantially greater financial, marketing and technology resources. MDR Switchview, ISI-Infortext, and Nortel Networks Corporation are the Debtor's major competitors in the Xiox Telemanagment Systems product line. Based on industry sources, it is believed that ISI-Infortext, which is privately held, has revenues that are at least twice as large as the Debtor's revenues. MDR Switchview, a public company in Canada, has annual revenue of approximately $25.0 million (U.S.). Nortel Networks Corporation, a public company, reported 2000 fiscal year revenues of approximately $30 billion. In each case, these competitors are believed to have marketing and technological resources commensurate with their revenues. At Comm's customers may also continue to hold negative perceptions of the Chapter 11 process and choose to utilize products from providers perceived to be more solvent or better positioned financially. There can be no assurance that the Debtor will be able to compete successfully against either current or potential competitors or that competition will not have a material adverse effect on its business, consolidated results of operations, and financial condition.

       16.5 Reduced Revenues and General Economic Risks. The unit sales of PBX equipment have dropped sharply from 2000. The sales of telemanagement products closely parallel such sales. As a result, the Debtor's revenue from telemanagement products has declined in 2001. In addition, some dealers and end-user customers have declined to sell or purchase Debtor's products due to its Chapter 11 status. Revenue may not recover even after Debtor emerges from Chapter 11.

       16.6 Rapid Technological Risks. The software industry is characterized by rapid technological change, as well as changes in customer requirements and preferences. In order to remain competitive in this industry, the Debtor must quickly respond to such changes, including the enhancement and upgrading of existing products and the introduction of new products. Although the Debtor has plans to refocus its business to Telemanagment products, there can be no assurance that it will be able to produce a competitive product. The Debtor believe that its future results will depend largely upon its ability to offer products that compete favorably with respect to price, reliability, performance, range of useful features, continuing product enhancements, reputation, and training.

       16.7 Dependence on the Network of Value-Added Resellers (VARs). The Debtor sells its products primarily through its network of authorized VARs. Like other companies that sell products through a network of authorized VARs, the Debtor's ability to effectively distribute its products depends in part upon the financial and business conditions of its distribution network, which is outside of its control. The loss of or a significant reduction in business with any one of its major VARs could have a material adverse effect on its business, consolidated results of operations, and financial condition.

       16.8 Risks of Inability to Expand its Sales and Distribution Channels. The Debtor cannot be certain that it will be able to reach agreement with additional channel distribution partners on a timely basis or at all, or that these channel distribution partners will devote adequate resources to marketing, selling and supporting its products. The Chapter 11 process may negatively affect its ability to enter into new arrangements or expand existing arrangements with channel distribution partners.

       16.9 Risks of Software Errors or Defects. The software products the Debtor offers, like many software products, are internally complex and, despite extensive testing and quality control, may contain errors or defects ("bugs""), especially when first introduced. Defects or errors could result in corrective releases to its software products, damage to its reputation, loss of revenues, an increase in product returns, claims for damages, or lack of market acceptance of its products, any of which could have a material and adverse effect on its business, consolidated results of operations, and financial condition.

       16.10 Risks of Delays or Difficulties in Product Development. Delays or difficulties in the execution of product development may occur within any telecommunications management company, including the Debtor. These delays or difficulties may result in the cancellation of planned development projects and could have a material and adverse effect on its business, consolidated results of operations, and financial condition.

                  17. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

       17.1 Treatment of Executory Contracts and Unexpired Leases. The Debtor reserves the right to move the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code
Section 365, any and all contracts that are executory and leases that are unexpired.

       17.2 Assumption of Executory Contracts. On the Effective Date, the Reorganized Company shall assume those executory contracts listed on Exhibit "D" hereto and incorporated herein by reference.

       17.3 Effect of Assumption of Executory Contracts and Unexpired Leases. All executory contracts assumed pursuant to the Plan shall remain in full force and effect, be unimpaired by the Plan except as specifically modified by the Plan and the Confirmation Order, and be binding on the parties thereto.

       17.4 Adding and Removing Executory Contracts and Unexpired Leases. The provisions of this Article 17 may be amended, with appropriate notice to those parties in interest directly affected, at any time prior to the conclusion of the Confirmation Hearing, to add or remove executory contracts and unexpired leases to be assumed or rejected pursuant to the Plan.

       17.5 Default. Unless other treatment is agreed to between the parties to each assumed contract or lease, if there has been a default in an assumed executory contract or unexpired lease other than the kind specified in Section 365(b)(2) of the Bankruptcy Code, the Debtor shall, on or before the Effective Date, (a) cure, or provide adequate assurance that it will promptly cure, any such default, (b) compensate, or provide adequate assurance that it will promptly compensate, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default, and (c) provide adequate assurance of future performance under such contract or lease. As Exhibit "D" indicates, there are no defaults concerning the executory contracts and unexpired leases to be assumed by the Debtor. Accordingly, no cure amount will be required to assume any of the above-described executory contracts and unexpired leases.

       17.6 Rejection of Executory Contracts and Unexpired Leases. Without admitting the validity of any other executory contract or unexpired lease, any executory contract or unexpired lease not expressly assumed under the Plan or otherwise assumed (and assigned, where applicable) pursuant to prior Bankruptcy Court order, shall be rejected as of the Effective Date, subject to Section 17.7.

       17.7 Treatment of Executory Contracts and Unexpired Leases. The Debtor reserves the right to apply to the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code
Section 365, any and all contracts that are executory and leases that are unexpired. Without admitting the validity of any other executory contracts and unexpired leases, all executory contracts and unexpired leases of the Debtor that are not (a) assumed or assumed and assigned prior to Confirmation, (b) the subject of a pending motion to assume or assume and assign filed prior to Confirmation, or (c) assumed or assumed and assigned pursuant to the terms of the Plan are hereby rejected by the Debtor as of the Effective Date. Confirmation of the Plan shall be deemed to constitute Bankruptcy Court approval of such rejection.

       17.8 Rejection Claims. Rejection Claims shall be classified as Class 5 Claims. Within thirty (30) days following the Effective Date, the holder of a Rejection Claim shall file with the Bankruptcy Court, and serve on the Debtor's counsel, a proof of Claim relative to such Rejection Claim or be forever barred from asserting any such Claim or receiving any Distribution on account of such Claim.

       17.9 Amount of Rejection Claims. The Debtor expects little, if any, additional claims resulting from the rejection of executory contracts or leases that are not otherwise reflected in the estimate of Class 5 Claims (See Section
9.2 (f)(ii) above).

                        18. PROOFS OF CLAIMS; OBJECTIONS

       18.1 Time for Filing Proofs of Claim. Proofs of Claim, when required, shall be filed with the Bankruptcy Court no later than the applicable Claims Bar Date or applicable Governmental Unit Claims Bar Date.

       18.2 Evidence of Claim. For purposes of any Distribution under the Plan, the Debtor and the Responsible Person shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Date. The Debtor, its professionals and the Responsible Person shall be entitled to recognize and deal for all purposes with only those claimholders of record stated on the claims docket maintained by the Bankruptcy Court, and if none, on the Debtor's Schedules, as may be amended in accordance with the Debtor's books and records.

       18.3 Time for Filing Objections. Any objection to any Claim or Interest shall be filed no later than ninety (90) days after the Effective Date.

       18.4 Disputed Claims; Reserve Accounts. Only Allowed Claims shall be entitled to a Distribution under the Plan. If appropriate, the Debtor shall maintain and administer a Disputed Claims Reserve Account. Cash payments attributable to Disputed Claims shall be maintained in the appropriate reserve account until such time as such Claim is allowed or disallowed pursuant to a Final Order. Shares of New Preferred Stock and Class B Common Stock attributable to a disputed Class 5 Claim shall be authorized and reserved, but will not be issued until such time as such Claim is allowed or disallowed pursuant to a Final Order.

       18.5 Distributions. Notwithstanding any provision of the Plan specifying a date or time for payment or Distributions of consideration hereunder, payments and Distributions in respect of any Claim that at such date or time is disputed, unliquidated or contingent, shall not be made until a Final Order with respect to an objection, estimation or valuation of such Claim is entered by the Bankruptcy Court, whereupon appropriate payment and Distribution shall be made promptly in accordance with the Plan.

                      19. PRESERVATION OF CLAIMS AND RIGHTS

       19.1 Confirmation of the Plan effects no settlement, compromise, waiver or release of any claim, cause of action or claim for relief unless the Plan or the Confirmation Order specifically and unambiguously so provides. The nondisclosure or nondiscussion of any particular claim, cause of action or claim for relief is not and shall not be construed as a settlement, compromise, waiver or release of any such claims, cause of action or claim for relief. The Debtor and the Reorganized Company reserve any and all claims (including, without limitation, Avoidance Claims) and rights against any and all third parties, whether such claims and rights arose before, on or after the Petition Date, the Confirmation Date, the Effective Date and/or the Distribution Date. The Debtor has offered licenses on some of its patents to a number of carriers some of whom are unsecured Creditors. These unsecured Creditors include AT&T Wireless, Pacific Bell, Sprint, Bell South, MCI-Worldcom and Verizon. To date, the Debtor has not had a definitive response from any of these carriers. The Debtor reserves the right to pursue related claims against these and other carriers.

                             20. BEST INTERESTS TEST

       20.1 The Bankruptcy Court must independently determine that the Plan is in the best interest of all Classes of Creditors and Interests. The "best interest" test requires that a plan provide to each dissenting member of each impaired Class a recovery that has a present value at least equal to the present value of the distribution which each such Creditor or Interest holder would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

       20.2 In performing this analysis, the Bankruptcy Court must first determine the amount that would be generated from a Chapter 7 liquidation of the Debtor's assets after deducting the cost of liquidation. The cost of liquidation would include the Trustee's commissions, the Trustee's expenses, fees for counsel and other professionals retained by the Trustee and any Administrative Claims. In addition to liquidating the Debtor's assets, the Trustee must also decide whether to proceed with litigation against Creditors or other parties in interest for recovery of avoidable transfers. Generally, no distribution is made in a Chapter 7 case until all assets of the Bankruptcy Estate and all Claims have been liquidated, a process that could take several years, thus further impairing the value of any distribution made to Creditors under a Chapter 7 liquidation.

       20.3 As demonstrated by the following liquidation analysis, the Debtor's unsecured Creditors are not likely to receive any recovery after a Chapter 7 liquidation.


                          Liquidation Value at 10/31/02

                                            Book Value         Recovery          Recovery
                                            @ 10/31/02         Rate - %            Value
                                       --------------------------------------------------------
Assets and Recoveries
     Cash and Equivalents                  $    522,889               100.0%   $   522,889
     Receivables Net                       $    156,059                 5.0%   $     7,803       Note 1
     Inventory                             $    250,811                 8.0%   $    20,065       Note 2
     Prepaid Expenses                      $    115,706                 1.0%   $     1,157       Note 3
     Deposits and Other Assets             $     23,948                 0.0%             0       Note 4
                                           -------------                       ------------
Total Current Assets                       $  1,069,413                        $   551,914
     P, P&E                                $     43,748                80.0%   $    34,998       Note 5
                                           -------------                       ------------
Total Assets                                                                   $   586,912
Administrative Claims
    Salaries and Wages                                                          $   32,188
    Deferred Revenue                                                            $  856,032       Note 6
    Accounts Payable                                                            $   68,445
    Accruals                                                                    $  179,902
                                                                                -----------
Total Administrative Claims                                                     $1,136,567
Total Available to Creditors                                                    $ (549,645)      Note 7
Unsecured Claims                                                                $5,869,432       Note 8

       Note 1: Since product support, training, installation, software maintenance and rate table updates are an important component of the product it is unlikely customers who recently purchased products or services will pay their invoice.

       Note 2: All inventory is special and generally not recoverable except for some component inventory.

       Note 3: It is expected that prepaid amounts will be seized by Creditors with no recovery.

       Note 4: Deposits represent one month of certain obligations. It is expected that these deposits would be seized with no recovery.

       Note 5: The majority of this are computers, monitors, associated software, lab benches and equipment. The age of these products will not allow a substantial liquidation value. Non-systems capital items include furniture and other similar miscellaneous items.

       Note 6: Deferred revenue represents services prepaid by customers since the Chapter 11 filing who would have a right to recover in liquidation prior to any payments to unsecured Creditors

       Note 7: In addition, the fees for a trustee as well as those of counsel and other professionals retained by the trustee and selling expenses would have to be paid in full before any payment to unsecured Creditors.

       Note 8: The Debtor's books and records indicate total unsecured claims of $5,869,432. However, proofs of claim filed in the case allege that total unsecured claims could be higher, although the higher amount is subject to verification and is likely to be reduced following resolution of disputed claims. (See Section 9.2(f) above.)

       In any event, the liquidation proceeds would be insufficient to satisfy senior Administrative Claims.

                                21. FEASIBILITY

       As a condition to Confirmation, the Bankruptcy Court must find that Confirmation is not likely to be followed by liquidation or the need for further reorganization. The Debtor must therefore demonstrate that it will have the financial ability to conduct its business on an on-going basis. In that regard, the Debtor has prepared its 2002-2004 Financial Plan as set forth in the Projections, Exhibits "A", "B" and "C" hereto and incorporated herein by reference.

       21.1 Key Assumptions. At Comm's 2002 - 2004 Financial Plan is based on the underlying key assumptions:

                  (a) No major change in current operations, divestitures, products, etc. assumed during planning horizon.

                  (b) Revenue plan conservatively applies the current backlog and sales forecast for the near term. Outyear forecast (2003 and beyond) assumes a slow growth and and recovery from damage done due to the bankruptcy.

                  (c) Headcount assumed to remain constant except as shown in the out years.

                  (d) Cost of materials as a percentage of product revenue assumed to not increase.

                  (e) No federal or state income tax liability assumed from the bankruptcy driven debt extinguishment gain due to the company's NOL.

                  (f) Assumes pre-Chapter 11 federal NOL (tax-loss carryforward) is available on an unrestricted basis. California NOL assumed to be partially suspended during the entire planning horizon.

                  (g) Accounts Receivable balance and bad debt expense is assumed to continue as in the past.

             22. POST CONFIRMATION MANAGEMENT AND BOARD OF DIRECTORS

       After the Effective Date, the following individuals will serve in the following capacities:

                  (a) William H. Welling, President & CEO; Director: William H. Welling became a director of At Comm and was named Chairman of the Board of Directors and Chief Executive Officer in September 1989. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Mr. Welling is a director of OPTi Inc., a fabless semiconductor manufacturer. Mr. Welling also serves as a director on the boards of several private companies. Mr. Welling's current annual salary is $208,740 plus a potential $30,000 bonus.

                  (b) Robert Boyd, VP Operations: Robert W. Boyd joined At Comm in July 1990 as a member of the sales department. He was promoted to Director of Sales in January 1994 and to Vice President, Operations in March 1995. Prior to joining At Comm, Mr. Boyd held sales and management positions at First Phone, Inc., a telecommunications firm in Cambridge, Massachusetts. He received his Bachelor of Science degree in Business Administration at St. Michael's College, Vermont. Mr. Boyd's current annual salary is $116,204 plus a potential $30,000 bonus.

                  (c) Iris Chiu, Controller: Iris Chiu joined At Comm in November 2001 as Corporate Controller. Ms. Chiu brings over 10 years of experience in accounting, corporate finance and strategic planning positions in the telecommunications and technology industry. Before joining At Comm, Ms. Chiu served as Controller for inServ eCustomer Solutions, a CRM solutions company for technology-based companies. Prior to inServ, she was Director of Finance for GX Media, a technology infrastructure company, responsible for oversight of all financial operations for the company. Prior to GX Media, she was Director of Accounting and Finance for Reel.com, a premier destination for film-related content, commerce and community. Reel.com is operated by Hollywood Entertainment Corporation, the second largest video store chain in the United States, with nearly 1,800 video superstores in 47 states and the District of Columbia. She holds a bachelor's degree in Accounting and Finance and a MBA degree from San Francisco State

University. Ms. Chiu's current annual salary is $100,000 plus a potential $10,000 bonus.

                  (d) David Cyr, Director of Sales: David Cyr was appointed Director of Sales in October of 2001. Mr. Cyr joined the At Comm sales organization in 1993 as an Account Executive and was promoted to Regional Sales Manager in 1997 where he achieved "President's Club" status as a top-performer. Prior to his appointment as Director of Sales, Mr. Cyr had been serving as At Comm's National Sales Manager since 1999. Mr. Cyr's current annual salary is $80,000 plus a commission plan.

                  (e) William F. Boehlke, Director: William F. Boehlke is chairman and co-CEO of Phase Two Strategies. He is responsible for the firm's business operations and for oversight of the computer software and financial communications practices. Mr. Boehlke assists clients with communications strategy and relationships with the industry infrastructure. His understanding of technical marketing has assisted global leaders such as Adobe, Hitachi, PeopleSoft and Knight- Ridder. He has also helped early-stage companies, including two of the most successful software company start-ups of all time, Forte Software and Siebel Systems. Both of these start-ups achieved market capitalizations in excess of a billion dollars within a year of their initial public offerings. Before joining Phase Two Strategies in 1989, Mr. Boehlke was president of LatiCorp, an international publisher of content management software. Mr. Boehlke has more than 25 years of senior level experience in general management, marketing, and finance. He is a native of Chicago and
studied   corporate   finance  at  the  Wharton  School  of  the  University  of
Pennsylvania.

                  (f) Anil Pillai, Director: Anil Pillai is an Account Manager for CSWL, Inc. ("CSWL"). He started with CSWL as a System Analyst and currently manages all onsite account activities of CSWL in the USA. Mr. Pillai has more than 15 years of experience in the field of Engineering and about 10 years of Project Management/Marketing experience. Prior to joining CSWL, he was a consultant with Unisys NZ, Wellington, worked as Production Manager for Cooke Industries, Auckland, New Zealand and was Project Manager with Envirochem Laboratories (P) Ltd., Kerala, India. He earned a bachelor of engineering degree from the University of Calicut, India and an MBA from University of Otago, Dunedin, New Zealand.

             23. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

       23.1 In General. The following discussion summarizes certain federal income tax consequences of the Plan to the Debtor, holders of Allowed Unsecured Claims and holders of Interests in the Debtor. This summary does not address the federal income tax consequences to holders whose Claims are paid in full in cash or are otherwise unimpaired under the Plan (i.e., holders of Allowed Administrative Claims, Priority Claims, Tax Claims, and Current Employee Claims).

            This summary is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions, and published administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") currently in effect. These authorities are all subject to change, possibly with retroactive effect, and any such change could alter or modify the federal income tax consequences described below.

            This summary does not address foreign, state or local income tax consequences, or any estate or gift tax consequences, of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign companies, nonresident alien individuals, S corporations, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, investors in pass-through entities, broker-dealers and tax-exempt organizations). Accordingly, this summary should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Interest.

            Due to the complexity of the transactions to be consummated pursuant to the Plan, the lack of applicable legal precedent, the possibility of changes in law, differences in the nature of various Claims, differences in individual Claim or Interest holders' methods of accounting, and the potential for disputes as to legal and factual matters, the federal income tax consequences described herein are subject to significant uncertainties. No ruling has been applied for or obtained from the IRS, and no opinion of counsel has been requested or obtained by the Debtor with respect to any of the tax aspects of the Plan.

            THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS OR INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH SUCH HOLDER. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE PLAN.

       23.2 Summary of the Plan Structure. The Plan provides that holders of Allowed Unsecured Claims in excess of $3,000 will receive cash (under certain circumstances), New Preferred Stock and Class B Common Stock. The existing Interests (Old Series B and C Preferred Stock, Old Common Stock and Old Options and Warrants) will be canceled on the Effective Date. The WARN Act Claims and Allowed Unsecured Claims less than $3,000, will be paid cash in satisfaction of their claims. Additionally, Class A Common Stock (or options to purchase such stock) will be issued to management, employees, and consultants on or after the Effective Date.

       23.3 Federal Income Tax Consequences to Holders of Allowed Unsecured Claims. The following discussion is intended as a summary of the federal income tax consequences of the Plan to a Creditor holding an Allowed Unsecured Claim (referred to in this section as Unsecured Creditors). Several events under the Plan have tax consequences for Unsecured Creditors. Each of these occasions may result in the Unsecured Creditor recognizing income or being entitled to a loss depending upon the individual facts and circumstances of each Creditor. First, an Unsecured Creditor may have income or loss when it receives cash and property (stock) pursuant to the Plan. Second, as an Unsecured Creditor receives distributions with respect to stock after the Effective Date, the Creditor may have income. Last, upon the final distribution with respect to stock or redemption, an Unsecured Creditor may have income or loss. Thus, each Unsecured Creditor should obtain tax advice from its own advisor on each of these occasions.

       There are many different types of Claims held by the Unsecured Creditors, such as employee wage claims, general trade creditor claims, breach of contract claims, and lease rejection claims. The tax consequences to Unsecured Creditors in each of these groups will differ and will depend on factors specific to each Creditor, including but not limited to: (i) whether the Unsecured Creditor's Claim (or a portion thereof) constitutes a Claim for principal or interest, (ii) the origin of the Unsecured Creditor's Claim, (iii) the type of consideration received by the Unsecured Creditor in exchange for the Claim, (iv) whether the Unsecured Creditor is a United States person or a foreign person for tax purposes, (v) whether the Unsecured Creditor reports income on the accrual or cash basis method, and (vi) whether the Unsecured Creditor has taken a bad debt deduction or otherwise recognized a loss with respect to the Claim. As there are many factors that will determine the tax consequence to each Unsecured Creditor, it is important that each Creditor obtain its own tax advice regarding whether it will recognize income or loss from the Plan.

                  (a) Creditor's Basis in its Claim. Generally, the above mentioned factors determine the Unsecured Creditor's tax "basis" in its Claim. Basis is important because it is used to determine whether the creditor will be taxed on receipt of cash or property under the Plan. Basis is the amount that the creditor has paid for its Claim, if purchased, or the amount that the Creditor has previously recognized in reporting its income, if not purchased. If the Unsecured Creditor provided services (such as an employee), such Creditor's basis is likely $0. In consequence, any cash received by that Creditor will result in the Unsecured Creditor recognizing income and paying tax on the income. Similarly, other Unsecured Creditors who are cash method taxpayers that did not actually lend the Debtor money generally will have $0 basis in their Claims and will also have income under the Plan when they receive cash or property (including stock).

                  An Unsecured Creditor may have tax basis in its Claim greater than $0 if it is a general trade creditor that uses the accrual method of accounting for income tax purposes. In such case, the Unsecured Creditor may have already included the amount of its Claim in its income in an earlier year and have already paid tax on that income. If the Creditor has not subsequently taken a worthless debt deduction with respect to its Claims, it will have tax basis in its Claim equal to the income recognized. In such case, the Unsecured Creditor may be entitled to a loss if the cash and property it receives under the Plan does not equal its tax basis in its Claim. Other examples of Unsecured Creditors that may have basis in their Claims are Creditors that actually lent the Debtor money, Creditors holding breach of contract Claims who, under their accounting method, have included their Claims in income, and Creditors holding lease rejection Claims who, under their accounting method, have included their Claims in income.

                  (b) Creditor's Tax Consequences on the Effective Date of the Plan. On the Effective Date of the Plan, an Unsecured Creditor will receive cash and in some cases stock of the Debtor in satisfaction of their Claims. At such time, an Unsecured Creditor will recognize gain or loss equal to the difference between the "amount realized" by such Creditor and such Creditor's adjusted tax basis in the Claim. The "amount realized" by an Unsecured Creditor is equal to the sum of the cash and the fair market value of any other property received under the Plan in respect of the Creditor's Claim. For Unsecured Creditors that only receive cash under the Plan, the amount realized will be the cash received. However, if an Unsecured Creditor receives stock under the Plan, such creditor will include the fair market value of the stock received in their amount realized.

                  (c) Fair Market Value of Stock Received. The Debtor will provide a valuation of its stock to the Unsecured Creditors. The stock will contain significant restrictions regarding the Unsecured Creditors' ability to transfer the stock. Consequently, an Unsecured Creditor may be entitled to a discount in determining the value of the stock received for lack of marketability. Further, the Unsecured Creditor may be entitled to a discount in determining the value of the stock received if the Creditor owns a minority interest in the Debtor. Each Unsecured Creditor should consult its tax advisor to determine whether it is entitled to discounts in computing the value of any stock received and the amount of such discounts.

                  (d) Treatment of Holders of Employee Claims. A holder of any Allowed Claim that is an employee ("Employee Claims"), such as the WARN Act Claims, will be treated as receiving compensation income equal to the amount of cash received. The Debtor will withhold taxes with respect to these Claims. The holder of the Employee Claim will include the cash payment in his or her income in the year that it is received.

                  (e) Examples. The following examples illustrate the tax consequences of two hypothetical creditors (one with a $0 basis and the other with a tax basis greater than $0). The amounts in the examples bear no relationship to the actual claims, values, or other issues in this case. Rather, the amounts are fictional and are simply to illustrate the calculations described above.

         Examples 1 and 2 assume that the Unsecured Creditor receives only cash:

                  (i) EXAMPLE 1: Unsecured Creditor A holds a Claim of $1,000. The creditor, a cash basis trade creditor, has $0 basis in her Claim. Unsecured Creditor A receives $300 of cash. Unsecured Creditor A has an amount realized of $300. Because the creditor has $0 basis in her Claim, the entire $300 is included in Unsecured Creditor A's income.

                  (ii) EXAMPLE 2: Same facts as above, except that Unsecured Creditor B is an accrual method taxpayer. It has a basis in its claim of $1,000. The creditor would have an amount realized of $300. Because Unsecured Creditor B has $1,000 basis in its Claim, the creditor would recognize a loss of $700, the difference between its basis of $1,000 and the amount realized of $300.

         Examples 3 and 4 describe the treatment of Unsecured Creditors A and B if they also received stock:

                  (iii) EXAMPLE 3: Unsecured Creditor A holds a Claim of $1,000. The creditor, a cash basis trade creditor, has $0 basis in her Claim. The creditor receives $100 of cash, 100 Shares of Preferred Stock and 300 shares of Class B Common Stock. The Debtor values the Preferred Stock at $50 and the Class B Common Stock at $150. The creditor's tax advisor recommends that the stock be discounted by 50% because of lack of marketability and because it is a minority interest. Unsecured Creditor A's amount realized is $200 (cash of $100, $25 of Preferred Stock (after discounts), and $75 value of Class B Common Stock, after discounts). Because the creditor has $0 basis in her Claim, the entire $200 would be included in Unsecured Creditor A's income.

                  (iv) EXAMPLE 4: Same facts as Example 3 above, except that Unsecured Creditor B is an accrual method taxpayer and has a basis in its claim of $1,000. The creditor would have an amount realized of $200 (the cash plus the value of discounted stock). Because the creditor has $1,000 basis in its Claim, Unsecured Creditor B would recognize a loss of $800, the difference between its basis of $1,000 and the amount realized of $200.

       23.4 Characterization of Income/Loss and Market Discount. The character of any recognized gain or loss (i.e., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the Creditor, the nature of the Claim in its hands, the purpose and circumstances of its acquisition, the Creditor's holding period of the Claim, the extent to which the Creditor previously claimed a deduction for the worthlessness of all or a portion of the Claim, and whether such Claim was acquired at a market discount. A Creditor that purchased its Claim from a prior Creditor at a market discount may be subject to the market discount rules of the IRC. Under those rules, assuming that the Creditor had not made an election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the disposition of such Claim (subject to a de minimis rule) would generally be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

       23.5 Allocation of Consideration to Interest. Distributions received in respect of Allowed Unsecured Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest. However, there is no assurance that the IRS will respect this allocation. In general, to the extent that an amount received by a holder of a Claim is received in satisfaction of interest that accrued during its holding period, such amount will be taxable to the holder as interest income, except to the extent such holder previously included the interest in gross income. Conversely, a holder generally recognizes a deductible loss to the extent that any accrued interest was previously included in its gross income and is not paid in full. To the extent that any portion of the distribution is treated as interest, holders may be required to provide certain tax information in order to avoid the withholding of taxes.

       23.6 Treatment of Corporate Distributions and Sales to Holders. A holder of stock of the Debtor will be required to account for distributions received in respect of the stock and for sales or exchanges of such stock. Generally, a distribution by the Debtor in respect of its stock will be treated as a dividend to the holder of such stock to the extent that the Debtor has earnings & profits for federal tax purposes in the year of the distribution. Special rules apply to distributions in redemption of stock or in liquidation of a corporation which may result in a distribution being treated as an amount received on a sale or exchange of the stock. If a distribution in respect of stock of the Debtor is not a dividend because the Debtor does not have earnings and profits in the year of the distribution, then the distribution will be applied against and reduce the adjusted basis of the stock. An Unsecured Creditors' basis in the stock will be its fair market value. If the distribution exceeds the adjusted basis, the distribution will be treated as a gain from the sale or exchange of the stock. The gain or loss may be long or short term depending on the holding period of the stock.

       23.7 Federal Income Tax Treatment of Holders of Interests. In accordance with the Plan, holders of Interests will not receive any recovery under the Plan. A holder of such an Interest will recognize a loss in an amount equal to the holder's adjusted tax basis in the Interest. The character of any recognized loss will depend upon several factors including, but not limited to, the status of the holder, the nature of the Interest in the holder's hands, the purpose and circumstances of its acquisition, the holder's holding period, and the extent to which the holder had previously claimed a deduction for the worthlessness of all or a portion of the Interest.

            HOLDERS  OF  INTERESTS   SHOULD   CONSULT  THEIR  OWN  TAX  ADVISORS
CONCERNING THE RECOGNITION OF GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES ON THE CONSUMMATION OF THE PLAN.

       23.8 Federal Income Tax Consequences to the Debtor.

                  (a) General Discussion. In general, the Debtors do not expect to incur any substantial tax liability as a result of implementation of the Plan. Currently, the Debtor has a net operating loss of approximately $46,000,000. The Debtor expects to preserve most of the NOL.

                  (b) Cancellation of Indebtedness. The IRC provides that a debtor in a Chapter 11 bankruptcy case must reduce certain of its tax attributes by the amount of any cancellation of indebtedness ("COD") income that is realized as a result of the bankruptcy Plan, instead of recognizing the income. COD income is the excess of the amount of a taxpayer's indebtedness that is discharged over the amount or value of the consideration exchanged therefor. As a result of the discharge and satisfaction of Claims pursuant to the Plan, the Debtor will realize some COD income, and, accordingly, the Debtor will reduce certain tax attributes by the amount of unrecognized COD income. Some of the holders of Allowed Unsecured Claims will exchange their Claims for stock of the Debtor. The Debtor will recognize COD income equal to the difference between the amount of the Claims satisfied and the fair market value of the Debtor's stock. The amount of the COD income recognized will depend upon the final amounts paid to creditors and the value of the stock transferred in satisfaction of the Claims.

               Tax  attributes  that  are  subject  to  reduction   include  net
operating losses, capital losses, loss carryovers, certain tax credits and, subject to certain limitations, the tax basis of property. The reduction of tax attributes occurs after the determination of the Debtor's tax for the taxable year in which the COD income is realized. The Debtor's NOL will absorb all of the COD income realized as a result of the implementation of the Plan, thus, the Debtor will not reduce any other tax attributes.

               The Debtor expects to have NOLs substantially in excess of the amount of any COD income to be realized pursuant to the Plan, which excess generally may be used to offset the Debtor's post-bankruptcy taxable income. It is possible that the use of such net operating losses may be limited by IRC section 382 because of a pre-bankruptcy change in ownership; however, the Debtor does not believe that such limitation, will have a material adverse effect on the Debtor.

                  (c) Section 382 Limitation on NOL. Generally, IRC ss. 382 imposes a limitation on the use of a corporation's NOL carryforwards if there is an ownership change while the corporation is a "loss corporation." An ownership change occurs when there is a more than 50% change in the amount of stock (based upon value) owned by five percent shareholders over a three- year period. If the corporation experiences an ownership change, the corporation's pre-change NOL carry forward is limited such that the company may only use annually an amount of the NOL equal to the value of the company immediately before the ownership change multiplied by the long-term applicable federal rate ("AFR"). The AFR is an interest rate published monthly by the Service and is currently approximately 5%. Despite the limitation on the NOL, pre-change NOLs may be used to offset any pre-change built in gain that is recognized within five years of the ownership change.

               If the corporation fails to carry on its historical business for two years after the ownership change, the corporation completely loses its pre-change NOL. This requirement, referred to as continuity of business enterprise, adopts the same standards used in determining whether a reorganization is tax-free under IRC ss. 368. Generally, the corporation must continue the same business or use a significant portion of the assets in a new business.

               One of the bankruptcy exceptions contained in ss. 382, IRC ss. 382(l)(5), alters the normal IRC ss. 382 limitations. IRC ss. 382(l)(5) provides that, if a corporation experiences an ownership change while under the jurisdiction of the court in a title 11 or similar case and the historical shareholders and creditors continue to own more than 50% of the corporation, the corporation may continue to use its pre-change NOL without limitation. However, the NOL must be reduced by the amount of the interest deducted or accrued with respect to any debt that has been exchanged for stock. Further, the continuity of business enterprise rules do not apply if IRC ss. 382(l)(5) applies. Additionally, when IRC ss. 382(l)(5) applies, the corporation may not experience a second ownership change within two years or the corporation will completely lose its NOL.

               The Plan was structured to meet the requirements of IRC ss. 382(l)(5). As a result of the issuance of stock to Creditors, qualified Creditors will own more then 50% of the Debtor's stock after the stock for debt exchange. A qualified Creditor is the beneficial owner, immediately before the ownership change, of qualified indebtedness of the loss corporation. Indebtedness of the loss corporation is qualified indebtedness if it (A) has been owned by the same beneficial owner since the date that is 18 months before the date of the filing of the title 11 or similar case; or (B) arose in the ordinary course of the trade or business of the loss corporation and has been owned at all times by the same beneficial owner. See Treas. Reg. ss. 1.382-9(d)(2).

               In order to prevent a future ownership change that would eliminate the NOL, the stock will not be transferable for two years from the Effective Date of the Plan. After that date, the stock will only be transferable if, based upon an opinion of tax counsel, the transfer will not trigger an ownership change that will cause a loss of the NOL.

                  (d) Backup Withholding. Payments of interest, dividends, and certain other payments are generally subject to withholding unless the payee of such payment furnishes such payee's correct taxpayer identification number (social security number or employer identification number) to the payor. The withholding rate is currently 30%, and is scheduled to be reduced annually until the year 2006 when it is 28%. The Debtor may be required to withhold the applicable percentage of any payments made to a holder who does not provide its taxpayer identification number. Backup withholding is not an additional tax, but an advance payment that may be refunded to the extent it results in an overpayment of tax.

               THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.

                     24. VOTING PROCEDURES AND REQUIREMENTS

       24.1 Ballots and Voting. Ballots to be used for voting to accept or reject the Plan are enclosed with copies of this Disclosure Statement. The Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots for the acceptance or rejection of the Plan must be received by the Debtor's counsel no later than the date set forth in the accompanying Order Approving Disclosure Statement. The address, phone and fax numbers for Debtor's bankruptcy counsel are:

                             Janice M. Murray, Esq.
                                 Murray & Murray
                           A Professional Corporation
                            19330 Stevens Creek Blvd.
                            Cupertino, CA 95014-2526
                            Telephone: (650) 852-9000
                            Facsimile: (650) 852-9244

       IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, YOU MAY CONTACT DEBTOR'S BANKRUPTCY COUNSEL.

       24.2 Creditors and Interest Holders Entitled to Vote. With respect to the Plan, all members of an impaired Class are entitled to vote. The holder of a Claim or Interest is entitled to vote if either (i) its Claim or Interest has been listed or scheduled by the Debtor (and such Claim or Interest is not scheduled as disputed, contingent, unliquidated or unknown), or (ii) it has filed a Proof of Claim or Interest with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy
Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by the Local Rules. Any Claim or Interest as to which an objection has been filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court temporarily allows the Claim or Interest in an amount which it deems proper for the purpose of accepting or rejecting the Plan. The vote of a Creditor or Interest holder may also be disregarded if the Bankruptcy Court determines that the Creditor's or Interest holder's acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

       24.3 Impairment. A Class is "impaired" if the legal, equitable, or contractual rights attaching to the Claims and Interests of that Class are altered, other than by curing defaults and reinstating maturities. Excluding Class 1 (Priority Claims) and Class 2 (Current Employee Claims), all Classes of Claims and Interests are impaired under the Plan.

       24.4 Vote Required for Class Acceptance. The Bankruptcy Code requires that each Class of Claims or Interests accept the Plan, unless the Plan is imposed on a dissenting class as described in Section 25.3 below. The Bankruptcy Code defines acceptance by a Class of Claims as acceptance by holders of two-thirds in dollar amount and a majority in number of Claims of that Class. The Bankruptcy Code defines acceptance by a Class of Interests as acceptance by holders of two-thirds (2/3) in amount of that Class. However, only the votes of those Creditors and Equity Security Holders who actually vote to accept or to reject the Plan are counted for this purpose.

       24.5 Classes Deemed to Have Accepted or Rejected the Plan. Class 1 and Class 2 Creditors are not impaired under the Plan and are conclusively presumed to have accepted the Plan. Accordingly, acceptances with respect to Class 1 and Class 2 are not being solicited and no Ballots need be returned by Class 1 and Class 2 Creditors. Class 6, Class 7, Class 8 and Class 9 Interests will receive nothing under the Plan and are deemed to have rejected the Plan. As a result, the vote of holders of Class 6, Class 7, Class 8 and Class 9 Interests is not being solicited and no Ballots need be returned by holders in such Classes. Acceptances of the Plan are therefore being solicited only from Class 3, Class 4 and Class 5 Creditors. Consequently, only these Classes of Creditors need to return their Ballots.

                                25. CONFIRMATION

       Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

       25.1 Confirmation Hearing. Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold the Confirmation Hearing.
Section 1128(b) provides that any party in interest may object to Confirmation of the Plan. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement made at the Confirmation Hearing or any adjournment thereof. Any objection to Confirmation must be made in writing and filed with the Bankruptcy Court and served upon the following parties, together with proof of service, on or before the date set forth in the accompanying Order Approving Disclosure Statement:

                               William H. Welling
                               At Comm Corporation
                          2041 Pioneer Court, Suite 204
                               San Mateo, CA 94403
                            Facsimile: (650) 548-5241

                             Janice M. Murray, Esq.
                                 Murray & Murray
                           A Professional Corporation
                            19330 Stevens Creek Blvd.
                            Cupertino, CA 95014-2526
                            Facsimile: (650) 852-9244

                           Office of the U.S. Trustee
                            Attn: Maggie McGee, Esq.
                        250 Montgomery Street, Suite 1000
                             San Francisco, CA 94104
                            Facsimile: (415) 705-3379

                               Richard Rogan, Esq.
                         Jeffer Mangels Butler & Marmaro
                       Two Embarcadero Center, Fifth Floor
                          San Francisco, CA 94111-3824
                            Facsimile: (415) 398-5584



Objections to Confirmation of the Plan are governed by Bankruptcy Rule 9014.

       25.2 Confirmation Requirements. For the Plan to be confirmed and binding on all holders of Claims and Interests, the Bankruptcy Court must determine that the following requirements of Section 1129 of the Bankruptcy Code have been satisfied:

                  (a) The Plan complies with the provisions of the Bankruptcy Code;

                  (b) The Plan proponent has complied with the provisions of the Bankruptcy Code;

                  (c) The Plan has been proposed in good faith and not by any means forbidden by law;

                  (d) Any payment made or to be made by the Plan proponent or a person issuing securities or acquiring property under the Plan for services or costs in connection with the Chapter 11 Case or the Plan has been approved or is subject to approval by the Bankruptcy Court as reasonable;

                  (e) The Plan proponent has disclosed the identity of any individual to serve after confirmation as an officer or director of the Debtor and the appointment to, or continuance in, such office of such individual, is consistent with the interests of holders of Claims and Interests and with public policy, and the Debtor has disclosed the identity of any insider that will be employed or retained by the Debtor, and the nature of any compensation for such insider;

                  (f) Any regulatory commission with jurisdiction, after Confirmation of the Plan, over the rates of the Debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

                  (g) The holder of each Claim or Interest in each Class of impaired Claims or

Interests has accepted the Plan or will receive under the Plan not less than what that holder would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code;

                  (h) Each Class of Claims or Interests has accepted the Plan, is not impaired by the Plan, or the Plan is imposed on a dissenting Class as described in Section 25.3 below.

                  (i) Priority Claims and Administrative Claims receive cash in the full amount of such Claims on the Effective Date and Tax Claims receive deferred cash payments, over a period not exceeding six years from date of assessment, of a value equal to such Claims;

                  (j) At least one impaired Class of Claims has accepted the Plan;

                  (k)  Confirmation  is not likely to be followed by liquidation
or  further   reorganization   of  the  Debtor   unless  such   liquidation   or
reorganization is proposed in the Plan.

       25.3 Confirmation Without Acceptance by All Impaired Classes of Claims or Interests ("Cram Down"). Section 1129(b) of the Bankruptcy Code enables the Debtor, as the Plan proponent, to confirm the Plan over the dissent of one or more impaired Classes of Claims or Interests so long as at least one impaired Class of Claims votes to accept the Plan. In the event that any impaired Class does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtor if, as to each impaired Class which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its Claims or Interests. "Fair and equitable" has different meanings for holders of secured and unsecured Claims and for holders of Interests.

                  (a) Secured Claims. With respect to a secured Claim, "fair and equitable" means either: (i) the impaired secured Creditor retains its lien to the extent of its Allowed Claim and receives deferred cash payments at least equal to the allowed amount of its Claim with a present value as of the Effective Date at least equal to the value of such Creditor's interest in the property securing its lien; (ii) property subject to the lien of the impaired secured Creditor is sold free and clear of that lien, with that lien attaching to the proceeds of the sale, and such lien proceeds are treated in accordance with clauses (i) or (iii) hereof; or (iii) the impaired secured Creditor realizes the "indubitable equivalent" of its Claim under the Plan. The Debtor has no secured creditors and, therefore, Section 1129(b)(2)(A) of the Bankruptcy Code is not applicable to the Plan.

                  (b) Unsecured Claims. With respect to an unsecured Claim, "fair and equitable" means either: (i) each impaired unsecured Creditor receives or retains property of a value equal to the amount of its Allowed Unsecured Claim; or (ii) the holders of Claims and Interests that are junior to the Claims of the dissenting Class will not receive or retain any property under the Plan. Allowed Unsecured Claims are designated as Class 3, Class 4 and Class 5 under the Plan. The Debtor believes that the Plan meets the "cram down" test as to these impaired Classes because no junior Claim or junior Interest will receive or retain any property under the Plan. The Debtor will therefore seek to have the Plan confirmed as to such Classes pursuant to Section 1129(b)(2)(B) of the Bankruptcy Code in the event these Classes do not accept the Plan.

                  (c) Interests. With respect to Interests, "fair and equitable" means that each holder of an Allowed Interest either receives: (i) property of a value, as of the Effective Date, equal to the greatest of the amount of any fixed liquidation preference, any fixed redemption price, or the value of the Interest; or (ii) that no junior Interest will receive or retain any property under the Plan. As no junior Interest will receive or retain any property under the Plan, the Plan is fair and equitable as to the Class 6, Class 7, Class 8 and Class 9 Interests. The Debtor will therefore seek to have the Plan confirmed as to such Classes pursuant to Section 1129(b)(2)(C) of the Bankruptcy Code in the event that any such Classes do not accept the Plan.

       25.4 Statutory Compliance. The Debtor believes that the Plan satisfies all of the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtor has complied or will have complied with all of the requirements of Chapter 11, and that the Plan has been proposed in good faith.

       25.5 Effect of Confirmation. As of the Effective Date, the effect of Confirmation shall be as provided in Section 1141 of the Bankruptcy Code and as follows:

                  (a) Binding Effect. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Company, any entity acquiring property under the Plan, every Creditor and every Equity Security Holder, whether or not the Claim or Interest of such Creditor or Equity Security Holder is impaired under the Plan and whether or not any such Creditor or Equity Security Holder has accepted the Plan.

                  (b) Vesting of Property. All property of the Debtor and the Bankruptcy Estate shall vest in the Reorganized Company subject to the terms of the Plan. The Reorganized Company shall succeed to and take into account all tax attributes of the Debtor and the Bankruptcy Estate. All property of the Debtor, the Reorganized Company, and the Bankruptcy Estate and all property vesting in the Reorganized Company shall be free and clear of any Claims, liens, and Interests of Creditors and Equity Security Holders, except those Claims that are provided for under the Plan. Such vesting does not modify the nature of any contracts or leases assumed by the Debtor and/or the Reorganized Company, the title to leased property which is the subject of such leases, or the right, title and interest of any of the lessors under such leases, if any, in any such leased property.

                  (c) Discharge. The Debtor and the Reorganized Company shall be forever discharged from any and all debts that arose prior to the Confirmation Date, except any claims or obligations for which the Debtor or the Reorganized Company shall remain responsible pursuant to the provisions of the Plan.

                  (d) Injunction and Release. Except as expressly provided for in the Plan, on or after the Confirmation Date, subject to the occurrence of the Effective Date, every holder of a Claim or Interest shall be permanently enjoined from asserting against the Debtor, the Reorganized Company, the Creditors' Committee and their respective members in that capacity, the Officers and Directors of the Debtor in that capacity (the "Released Parties") and their respective assets and properties, any claim and/or cause of action now existing or hereafter arising based on any document, instrument, judgment, award, order, act, omission, transaction or other activity of any kind or nature relating to the Debtor during the Chapter 11 Case through the Confirmation Date, except by reason of their gross negligence or willful misconduct, and such claims are irrevocably waived, released and relinquished. In all respects, the Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  (e) Termination of Stock Interests. Any and all rights of Equity Security Holders in the Debtor which existed on the Effective Date shall be cancelled and extinguished.

                  (f) Judgments Null and Void. Any judgment obtained before or after the Confirmation Date in any court other than the Bankruptcy Court shall be null and void as a determination of the liability of the Debtor or the Reorganized Company with respect to any debt discharged.

       25.6 Plan Modification Only the Debtor, as the Plan proponent, may modify the Plan. Any modification must comply with the disclosure requirements. After the Plan has been accepted, but before Confirmation, only modifications that do not adversely affect holders of Claims and Interests are permitted without a solicitation of new votes. After Confirmation, the Debtor may modify the Plan before substantial consummation in accordance with the provisions of the Bankruptcy Code.

                   26. CONSEQUENCES OF FAILURE TO CONFIRM PLAN

       If the Debtor is unable to confirm its Plan of Reorganization, the Debtor will be required to liquidate. As set forth in Section 20 of this Disclosure Statement, the Debtor's liquidation analysis indicates that any liquidation proceeds will be insufficient to satisfy senior Administrative Claims and, as a result, the Debtor's unsecured Creditors are not likely to receive any recovery in a liquidation scenario.

                        27. CHAPTER 11 POST-CONFIRMATION
                            REPORTS AND FINAL DECREE

       27.1 Post-Confirmation Reports. Not later than 90 days after entry of the Confirmation Order, the Debtor shall file a post-Confirmation status report, the purpose of which is to explain the progress made toward substantial consummation of the confirmed Plan. The report shall include a statement of receipts and disbursements, with the ending cash balance, for the entire 90 day period. The report shall also include information sufficiently comprehensive to enable the Court to determine (1) whether the Confirmation Order has become final; (2)
whether  deposits,  if any,  required  by the Plan  have been  distributed;  (3)
whether any property proposed by the Plan to be transferred has been transferred; (4) whether the Debtor under the Plan has assumed the business or the management of the property dealt with by the Plan; (5) whether the payments under the Plan have commenced; (6) whether accrued fees due to the U.S. Trustee under 28 U.S.C. ss. 1930(a)(6) have been paid; and (7) whether all motions, contested matters and adversary proceedings have been finally resolved. Further reports must be filed every 90 days thereafter until entry of a final decree, unless otherwise ordered by the Court.

       27.2 Service of Reports. A copy of each report shall be served, no later than the day upon which it is filed with the Court, upon the U.S. Trustee, the Committee and its counsel, and such other persons or entities as may request such reports in writing by special notice filed with the Court.

       27.3 Final Decree. After the Bankruptcy Estate is fully administered, the Debtor shall file an application for a final decree, and shall serve the application on the U.S. Trustee, together with a proposed final decree. The U.S. Trustee shall have twenty (20) days within which to object or otherwise comment upon the Court's entry of the final decree.

                          28. RETENTION OF JURISDICTION

       28.1 After Confirmation, the Bankruptcy Court shall retain and have all authority and jurisdiction as is allowed under the Bankruptcy Code and other applicable law to enforce the provisions, purposes, and intent of this Plan including, without limitation, matters or proceedings that relate to:

                  (a)  Allowance,   disallowance,   adjustment,   treatment,  or
liquidation of Claims and Interests and objections thereto;

                  (b) The assumption, assignment, or rejection of any executory contract or unexpired lease, or any agreement, lease, contract, sale, purchase, assignment, or other action taken with regard to property of the Debtor;

                  (c) The title, rights, or interests of the Debtor in any property including, without limitation, the recovery of all assets and property of the Debtor's Chapter 11 estate wherever located;

                  (d) Any right, power, action, or duty of the Debtor under this Plan;

                  (e) Any determination or estimation necessary or appropriate under Section 505 of the Bankruptcy Code or other determination or estimation relating to tax returns filed or to be filed by the Debtor for periods through the end of the fiscal year in which the Effective Date occurs, including, without limitation, the determination of the amount of taxes, net operating losses, tax attributes, tax benefits, tax refunds, and related matters of the Debtor;

                  (f) Requests for payment of Claims  entitled to priority under
Section 507(a) of the Bankruptcy Code, including compensation and reimbursement of expenses for professionals, to the extent Bankruptcy Court approval therefor is required under this Plan or the Confirmation Order;

                  (g) Resolution of controversies and disputes, including the correction of any mistake, defect, or omission regarding interpretation or enforcement of this Plan, the Confirmation Order, and any agreements referred to herein or executed in contemplation of or to implement this Plan;

                  (h) Implementation of the provisions of this Plan and entry of orders in aid of Confirmation of this Plan, including, without limitation, appropriate orders to protect the Debtor from actions by holders of Claims and Interests;

                  (i) Modification of this Plan pursuant to the Bankruptcy Code;

                  (j) Adjudication of any causes of action brought by the Debtor;

                  (k) The entry of an order, including injunctions, necessary to enforce the title, rights, and powers of the Debtor and the purposes and intent of this Plan, and to impose such limitations, restrictions, terms and conditions of such title, rights, and powers as the Court may deem necessary;

                  (l) Such other matters as may be provided under the Bankruptcy Code, this Plan, the Confirmation Order, or other applicable law; and

                  (m) Entry of a final decree closing this Chapter 11 Case, including provisions for injunctive relief as may be equitable, consistent with Bankruptcy Rule 3022.

                                29. MISCELLANEOUS

       29.1 Headings. The headings contained in the Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Plan.

       29.2 Singular/Plural. All references in the Plan to the singular shall be construed to include references to the plural and vice versa.

       29.3 Gender. All references in the Plan to any one of the masculine, feminine or neuter genders shall be deemed to include references to both other such genders.

       29.4 Revocation and Withdrawal. The Debtor reserves the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Debtor revokes or withdraws this Plan prior to the Confirmation Date, or if the Confirmation Date or Effective Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein or in the Disclosure Statement shall be deemed to constitute an admission of validity, waiver or release of any Interests in, or any Claims by or against the Debtor or any other person or prejudice in any manner the rights of the Debtor or any person in any proceeding involving the Debtor.

       29.5 Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by first class mail, as follows:

                If to the Debtor:          William H. Welling
                                           At Comm Corporation
                                           2041 Pioneer Court, Suite 204
                                           San Mateo, CA  94403

                With copies to:            Janice M. Murray, Esq.
                                           Murray & Murray
                                           A Professional Corporation
                                           19330 Stevens Creek Blvd.
                                           Cupertino, CA 95014-2526

                If to the Creditors'
                          Committee:       Richard Rogan, Esq.
                                           Jeffer Mangels Butler & Marmaro
                                           Two Embarcadero Center, Fifth Floor
                                           San Francisco, CA 94111-3824

                If to the United
                States Trustee:            Maggie McGee, Esq.
                                           Office of the U.S. Trustee
                                           250 Montgomery Street, Suite 1000
                                           San Francisco, CA 94104


and if to a holder of an Allowed Claim or Allowed Interest, at the address set forth in its proof of Claim or Interest filed with the Bankruptcy Court, or if none, at its address set forth in the Schedules or List of Equity Security Holders. Notices shall be deemed given when delivered or mailed. Any entity may change the address at which such entity is to receive notices under the Plan by sending written notice, pursuant to the provisions of this section, to the entity to be charged with knowledge of such change and filing such notice with the Bankruptcy Court.

       29.6 Reservation of Rights. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Bankruptcy Case involving the Debtor, except with respect to Confirmation of the Plan.

       29.7 Computation of Time Periods. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

                                 30. CONCLUSION

       The Debtor urges all Creditors to carefully consider the Plan and the Disclosure Statement, to vote on the Plan and to return their ballots no later than December 13, 2002 to the following:

                                 Murray & Murray
                           A Professional Corporation
                          Attn: Janice M. Murray, Esq.
                          19330 Stevens Creek Boulevard
                            Cupertino, CA 95014-2526



Dated: November 12, 2002                 AT COMM CORPORATION
                                         a Delaware corporation


                                                Original Signed By
                                         By _____________________________
                                            William H. Welling
                                            Chairman and CEO



MURRAY & MURRAY
A PROFESSIONAL CORPORATION


     Original Signed By
By ________________________
   Janice M. Murray
   Attorneys for Debtor

                        At Comm Corporation Confidential             Page 1 of 1
                                    Exhibit A
Pro Forma Balance Sheets
Fiscal Year ended Dec. 31
($ 000)

                                                 ---------------------------------- -----------------------------------
                                                  Mar-02  Jun-02   Sep-02   Dec-02   Mar-03   Jun-03   Sep-03   Dec-03
                                                 ---------------------------------- -----------------------------------
Assets
Current Assets
       Cash and cash equivalents                   428      465      608      258      252      290      369      431
       Accounts receivable, net                    220      268      141      182      197      227      248      245
       Inventories                                 348      280      282      231      206      216      201      221
       Prepaid expenses and other assets           187      141      136      116      116      116      116      116
                                                 ----------------------------------------------------------------------
             Total current assets                1,183    1,155    1,168      786      771      848      933    1,012
                                                 ----------------------------------------------------------------------
Property, equipment and software, net              681      638       45       42       41       40       39       38
Deposits and other assets                            0        0        0        0        0        0        0        0
                                                 ----------------------------------------------------------------------
                     Total assets                1,865    1,793    1,212      828      812      888      971    1,049
                                                 ======================================================================

Liabilities and Stockholders' (Deficit) Equity
Current Liabilities
       Accounts payable                            134      105       93      134       73       73       92       87
       Accrued expenses                            137      214      308      232      224      229      222      232
       Deferred revenue                            700      781      790      786      792      800      812      821
                                                 ----------------------------------------------------------------------
             Total current liabilities             971    1,100    1,190    1,152    1,088    1,102    1,126    1,141
                                                 ----------------------------------------------------------------------
Notes payable                                        0        0        0        0        0        0        0        0
Intercompany payable                               578      578      578        0        0        0        0        0
Pre-petition liabilities                         5,415    5,309    5,293        0        0        0        0        0
                                                 ----------------------------------------------------------------------
                     Total liabilities           6,964    6,987    7,061    1,152    1,088    1,102    1,126    1,141
                                                 ----------------------------------------------------------------------
Stockholders' (deficit) equity
       Convertible preferred stock, $0.01 par        0        0        0       10       10       10        9        9
       Common stock, $0.01 par                       0        0        0       50       50       50       50       50
       Additional paid-in capital                    0        0        0      990      970      950      931      911
       Deferred stock-based compensation             0        0        0        0        0        0        0        0
       Retained Earnings                        (5,099)  (5,194)  (5,849)  (1,374)  (1,306)  (1,224)  (1,145)  (1,062)
                                                 ----------------------------------------------------------------------
                     Total deficit (equity)     (5,099)  (5,194)  (5,849)    (324)    (276)    (214)    (155)     (92)
                                                 ----------------------------------------------------------------------

Total Liabilities and Deficit (Equity)           1,865    1,793    1,212      828      812      888      971    1,049
                                                 ======================================================================

                                                 -----------------------------------
                                                  Mar-04   Jun-04   Sep-04   Dec-04
Assets                                           -----------------------------------
Current Assets
       Cash and cash equivalents                    534      719      927    1,166
       Accounts receivable, net                     211      169      137      124
       Inventories                                  231      226      241      231
       Prepaid expenses and other assets            116      116      116      116
                                                 -----------------------------------
             Total current assets                 1,091    1,229    1,420    1,637
                                                 -----------------------------------
Property, equipment and software, net                37       36       35       34
Deposits and other assets                             0        0        0        0
                                                 -----------------------------------
                     Total assets                 1,128    1,265    1,455    1,671
                                                 ===================================

Liabilities and Stockholders' (Deficit) Equity
Current Liabilities
       Accounts payable                              87       87      107      125
       Accrued expenses                             224      229      222      232
       Deferred revenue                             851      910      995    1,073
                                                 -----------------------------------
             Total current liabilities            1,162    1,226    1,324    1,431
                                                 -----------------------------------
Notes payable                                         0        0        0        0
Intercompany payable                                  0        0        0        0
Pre-petition liabilities                              0        0        0        0
                                                 -----------------------------------
                     Total liabilities            1,162    1,226    1,324    1,431
                                                 -----------------------------------
Stockholders' (deficit) equity
       Convertible preferred stock, $0.01 par         9        9        9        8
       Common stock, $0.01 par                       50       50       50       50
       Additional paid-in capital                   891      871      848      821
       Deferred stock-based compensation              0        0        0        0
       Retained Earnings                           (984)    (891)    (775)    (640)
                                                 -----------------------------------
                     Total deficit (equity)         (34)      39      132      240
                                                 -----------------------------------

                                                 -----------------------------------
Total Liabilities and Deficit (Equity)            1,128    1,265    1,455    1,671
                                                 ===================================

                        At Comm Corporation Confidential             Page 1 of 1
                                    Exhibit B

Pro Forma Income Statements
Fiscal Year ended Dec. 31
($ 000)

                                         -----------------------------------------------  -----------------------------------------
                                          Mar-02   Jun-02    Sep-02     Dec-02     2002     Mar-03  Jun-03  Sep-03  Dec-03    2003
                                         -----------------------------------------------  -----------------------------------------

Total Revenue                              817       770       774        717      3,079      775     790     815     845     3,225

Cost of Sales
              Direct                        29        35        36         40        140       39      40      41      42       161
              Indirect                     164       160       160        144        638      144     144     144     169       602
Total Cost of Sales                        193       195       196        185        768      183     184     185     212       763

Gross Margin:                              624       575       578        533      2,310      592     606     630     633     2,462
Direct Gross Margin %                     76.4%     74.7%     74.7%      74.3%      75.0%     76.4%   76.7%   77.3%   75.0%    76.3%
1 - Direct GM %                           96.4%     95.5%     95.4%      94.4%      95.5%     95.0%   95.0%   95.0%   95.0%    95.0%
Overhead
              Engineering                  132       109       127        118        489      118     118     118     118       471
              Sales                         96       107        87         83        377       83      83     110     110       387
              Marketing                     22        16        34         26         98       26      26      26      26       102
              General & Administrative     346       353       332        299      1,338      299     299     299     299     1,196
Total Overhead                             596       585       580        526      2,287      526     526     552     552     2,156

Operating Income (Loss)                     28       (10)       (2)         7         24       66      81      78      81       305

              Other                          0         0         3          0          3        0       0       0       0      --
              Interest Income                2         1         2          2          7        2       2       2       2         7
              Interest Expense              (7)       (2)        0          0         (9)       0       0       0       0      --
Forgiveness of Debt                          0         0         0      4,590      4,590        0       0       0       0      --
Banruptcy Administration costs             (92)      (84)     (658)      (125)      (959)       0       0       0       0      --
Income (Loss) Before Taxes                 (69)      (94)     (655)     4,474      3,655       68      82      79      83       313

              Provision for Taxes            0         0         0          0          0      --      --      --      --       --

Net Income (Loss)                          (69)      (94)     (655)     4,474      3,655       68      82      79      83       313



                                          ------------------------------------------
                                           Mar-04  Jun-04  Sep-04  Dec-04     2004
                                          ------------------------------------------
Total Revenue                                840     855     880     900     3,475

Cost of Sales
              Direct                          42      43      44      45       174
              Indirect                       169     169     169     169       677
Total Cost of Sales                          211     212     213     214       851

Gross Margin:                                629     643     667     686     2,624
Direct Gross Margin %                        74.8%   75.2%   75.8%   76.2%    75.5%
1 - Direct GM %                              95.0%   95.0%   95.0%   95.0%    95.0%
Overhead
              Engineering                    118     118     118     118       471
              Sales                          110     110     110     110       441
              Marketing                       26      26      26      26       102
              General & Administrative       299     299     299     299     1,196
Total Overhead                               552     552     552     552     2,210

Operating Income (Loss)                       76      91     114     133       414

              Other                            0       0       0       0      --
              Interest Income                  2       2       2       2         7
              Interest Expense                 0       0       0       0      --
Forgiveness of Debt                            0       0       0       0      --
Banruptcy Administration costs                 0       0       0       0      --
Income (Loss) Before Taxes                    78      92     116     135       422

              Provision for Taxes            --      --      --      --       --

Net Income (Loss)                             78      92     116     135       422

                        At Comm Corporation Confidential             Page 1 of 1
                                    Exhibit C

Pro Forma Statements of Cash Flows
Fiscal Year ended Dec. 31
($ 000)


                                                                  ---------------------------------  -------------------------------
                                                                    Mar-02  Jun-02  Sep-02  Dec-02    Mar-03  Jun-03  Sep-03  Dec-03
                                                                  ---------------------------------  -------------------------------
 Cash flows from operating activities:
 Net loss                                                          $ (69)    (94)   (655)    4,474      68      82      79      83

Adjustments to reconcile net loss to net
Cash used in operations
       Depreciation                                                   43      43      43         3       1       1       1       1
       Amortization of stock-based compensation                       --      --      --        --      --      --      --      --
       Forgiveness of Debt                                            --      --      --    (4,590)     --      --      --      --
       Fixed assets impairment                                        --      --     550        --      --      --      --      --

       Change in operating assets and liabilities:
            Accounts receivable                                      (55)    (48)    127       (41)    (15)    (29)    (21)      3
            Inventories                                                8      17     (47)        6      (5)    (40)    (15)    (20)
            Prepaids,  deposits and other assets                     (26)     46       5        21      --      --      --      --
            Accounts payable and accrued expenses                   (201)    (58)     66       (37)    (69)      6      12       5
            Deferred revenue                                         155      81       8        (3)      5       8      12      10
                                                                  ------------------------------------------------------------------
Net cash used in operations                                         (145)    (15)     98      (167)    (16)     28      69      82
                                                                  ------------------------------------------------------------------
Cash flows from investing activities-
        Acquisition of property, equipment and purchased software     --      --      --        --      --      --      --      --
        Disposal of property, equipment and purchased software        --      --      --        --      --      --      --      --
        Disposal of inventory                                         30      52      45        45      30      30      30      --
                                                                  ------------------------------------------------------------------
Net cash used in (provided by) investing activities                   30      52      45        45      30      30      30      --
                                                                  ------------------------------------------------------------------
Cash from financing activities:
       Repayment of capital lease obligation                          --      --      --        --      --      --      --      --
       Payment to Creditors re: Plan of Reorganization                --      --      --      (193)     --      --      --      --
       Settlement of Warn Act                                         --      --      --       (36)     --      --      --      --
       Proceeds from borrowings                                       --      --      --        --      --      --      --      --
       Redemption of Preferred Stocks                                 --      --      --        --     (20)    (20)    (20)    (20)
                                                                  ------------------------------------------------------------------
Net cash provided by financing activities                             --      --      --      (229)    (20)    (20)    (20)    (20)
                                                                  ------------------------------------------------------------------
Net increase (decrease) in cash & cash equivalents                  (115)     37     143      (351)     (6)     38      79      62

Beginning cash and cash equivalents                                  543     428     465       608     258     252     290     369
                                                                  ------------------------------------------------------------------
Ending cash and cash equivalents                                   $ 428     465     608       258     252     290     369     431
                                                                  ==================================================================



                                                                   ----------------------------------
                                                                    Mar-04  Jun-04  Sep-04   Dec-04
                                                                   ----------------------------------
 Cash flows from operating activities:
 Net loss                                                             78      92     116       135

Adjustments to reconcile net loss to net
Cash used in operations
       Depreciation                                                    1       1       1         1
       Amortization of stock-based compensation                       --      --      --        --
       Forgiveness of Debt                                            --      --      --        --
       Fixed assets impairment                                        --      --      --        --

       Change in operating assets and liabilities:
            Accounts receivable                                       34      42      32        12
            Inventories                                              (10)      5     (15)       10
            Prepaids,  deposits and other assets                      --      --      --        --
            Accounts payable and accrued expenses                     (9)      6      13        29
            Deferred revenue                                          29      59      85        78
                                                                   ----------------------------------
Net cash used in operations                                          124     205     232       266
                                                                   ----------------------------------
Cash flows from investing activities-
        Acquisition of property, equipment and purchased software     --      --      --        --
        Disposal of property, equipment and purchased software        --      --      --        --
        Disposal of inventory                                         --      --      --        --
                                                                   ----------------------------------
Net cash used in (provided by) investing activities                   --      --      --        --
                                                                   ----------------------------------
Cash from financing activities:
       Repayment of capital lease obligation                          --      --      --        --
       Payment to Creditors re: Plan of Reorganization                --      --      --        --
       Settlement of Warn Act                                         --      --      --        --
       Proceeds from borrowings                                       --      --      --        --
       Redemption of Preferred Stocks                                (20)    (20)    (23)      (27)
                                                                   ----------------------------------
Net cash provided by financing activities                            (20)    (20)    (23)      (27)
                                                                   ----------------------------------
Net increase (decrease) in cash & cash equivalents                   104     185     209       239

Beginning cash and cash equivalents                                  431     534     719       927
                                                                   ----------------------------------
Ending cash and cash equivalents                                     534     719     927     1,166
                                                                   ==================================



Assumption  of Executory  Contracts.  On the  Effective  Date,  the  Reorganized
Company shall assume the following executory contracts and unexpired leases:

Title                                             Contract Description                            Other Contracting Party
-----                                             --------------------                            -----------------------
Consignment Agreement                             Consignment Agreement dated June 27, 2001       America II Eletronics, Inc.
                                                                                                  2600 118th Avenue South
                                                                                                  St. Petersburg, FL 33716

Patent License and Interference Settlement        Patent License and Interference Settlement      Coral Systems, Inc.
                                                  Agreement dated December 10, 1997               1500 Kansas Avenue
                                                  U.S. Patent # 5,345,595                         Longmont, CO 80501
                                                  Application# 08/367,972

Patent License and Interference Settlement        Patent License and Interference Settlement      Lightbridge, Inc.
                                                  Agreement dated December 10, 1997               67 South Beford Street
                                                  U.S. Patent # 5,345,595                         Burlington, MA 01803
                                                  Application# 08/367,972

License Agreement                                 License Agreement                               Emprix, Inc.
                                                                                                  Formerly Midnight Networks
                                                                                                  1430 Main Street
                                                                                                  Waltham, MA 02451

Trademark Agreement                               Agreement re: HackerTracker Trademark           Moscom Corporation
                                                  dated 1995                                      3750 Monroe Avenue
                                                                                                  Pittsford, NY 14534

License and Distribution Agreement                License and Distribution Agreement              Natural Microsystems Corp.
                                                  dated December 24, 1997                         100 Crossing Blvd.
                                                                                                  Framingham, MA 01702

Product Development and License Agreement         Product Development and License Agreement       Viridien Technologies
                                                  dated July 8, 1999                              fka Network Masters, Inc.
                                                                                                  3 Lan Drive
                                                                                                  Westford, MA  01886



Title                                                   Contact                               Default/Cure
                                                        -------                               Amount
                                                                                              ------
Consignment Agreement                                   James F. Magee, President                 $0.00


Patent License and Interference Settlement              William G. Brown, CFO                     $0.00


Patent License and Interference Settlement              Parent Co. of Coral Systems               $0.00
                                                        Pamela D.A. Reeve, CEO


License Agreement                                       Jeff Hotchkiss                            $0.00
                                                        President & CEO


Trademark Agreement                                     Robert L. Boxer,                          $0.00
                                                        Vice President Corporate Counsel


License and Distribution Agreement                      John F. Kennedy, CFO                      $0.00


Product Development and License Agreement               Dan Sierra, President                     $0.00


                                    EXHIBIT D
                                                                     Page 1 of 3


Title                          Contract Description                  Other Contracting Party       Contact              Default/Cure
-----                          --------------------                  -----------------------       -------              Amount
                                                                                                                        ------
License Agreement              License Agreement                     Netcom Systems                Mark Longstaffe        $0.00
                               for ScriptCenter                      Spirent Communications
                                                                     SmartBits
                                                                     26750 Agoura Road
                                                                     Calabasas, CA 91302



Lease Agreement                Lease Agreement dated                 One Dow Court                 Ralph Sidore,          $0.00
                               August 1, 2001                        160 Dow Street                Property Manager
                                                                     Manchester, NH 03101

Software License Agreement     Software License Agreement            Phase2 Networks Inc.          Gary Randall,          $0.00
                               dated March 1, 1999                   4309 Emperor Blvd.,           Sales Executive
                                                                     Suite 200
                                                                     Durham, NC 27703

Software License Agreement     Software License Agreement            RADVision Inc.                Eugene Wolf,           $0.00
                               dated August 31, 1999                 575 Corporate Drive,          President
                                                                     Suite 420
                                                                     Mahwah, NJ 07430

Software Agreement             Agreement dated July 21, 2000         Sapphire International        Richard Zboray,        $0.00
                                                                     3060 Main Street              Vice President
                                                                     Stratford, CT 06614

OEM Software Distribution      OEM Software Distribution Agreement   Sybase, Inc.                  Glen Germanowski,      $0.00
Agreement                      dated September 29, 2000              iAnywhere                     VP, Associate
                                                                     6475 Christie Avenue          General Counsel
                                                                     Emeryville, CA 94608

ISDN Source Code License       ISDN Source Code License dated        Telesoft International, Inc.  Christopher A. Cox     $0.00
Agreement                      March 13, 1998                        1001 Snowden Farm Road        VP, Marketing
                                                                     Collierville, TN 38017



                                    EXHIBIT D
                                                                     Page 2 of 3


Title                          Contract Description                Other Contracting Party    Contact                  Default/Cure
-----                          --------------------                -----------------------    -------                  Amount
                                                                                                                       ------
License Agreement              License Agreement for Hammer        Teradyne, Inc.             George W. Chamillard       $0.00
                                                                   321 Harrison Avenue        Chairman & CEO
                                                                   Boston, MA 02118-2238      Mark Ivanov

Lease Agreement                Lease Agreement dated               Wells Living Trust         Brett Weber                $0.00
                               June 27, 2001                                                  Cushman & Wakerfield
                                                                                               of Calif.
                                                                                              2050 Pioneer Court
                                                                                              San Mateo, CA 94403

Engineering and License        Engineering and License Agreement   Voxtron Europe NV          Geert Van Compernolle      $0.00
Agreement                      dated August 31, 2000                                          President
                                                                                              Hoogkamerstraat 42
                                                                                              9100 Sint-Niklaas, Belgium

                                    EXHIBIT D
                                                                     Page 3 of 3